Earnings Release and Supplemental Report second quarter 2018 Rendering of Sierra Point Development South San Francisco, CA 1

Earnings Release 3 Overview 8 Consolidated Financial Statements 9 Portfolio Summary 13 Same Property Portfolio 15 Capitalization and Indebtedness 16 Investment Summary 19 Developments and Redevelopments 20 Capital Expenditures 22 Portfolio Diversification 23 Expirations and Maturities 25 Triple-net Master Lease Profile 26 Portfolio Senior Housing Triple-net 27 Senior Housing Operating Portfolio 30 Life Science 34 Medical Office 37 Other 40 Guidance 45 Glossary and Debt Ratios 46 TABLE OF Company Information 52 Contents Forward-Looking Statements & Risk Factors 54 Discussion and Reconciliation of Non-GAAP Financial Measures 2

HCP Reports Second Quarter 2018 Results

IRVINE, CA, August 2, 2018 -- HCP, Inc. (NYSE: HCP) today announced results for the second quarter ended June 30, 2018. For the quarter, we generated net income of $0.19 per share, FFO of $0.45 per share and FFO as adjusted of $0.47 per share.

QUARTERLY AND RECENT HIGHLIGHTS

- Entered into a $605 million joint venture with Morgan Stanley Real Estate Investing on a two million square foot medical office portfolio
- Commenced $267 million of life science development projects, including $160 million at Hayden Research Campus in the Boston market and $107 million at Phase IV of The Cove in South San Francisco
- Generated $892 million of proceeds from asset sales, including: (i) a 51% interest in our U.K. holdings; (ii) our remaining investment in the RIDEA II senior housing joint venture ("RIDEA II"); and (iii) five assets sold to Brookdale Senior Living, Inc. ("Brookdale")
- Under contract on the previously announced disposition of 22 senior housing communities managed by Brookdale to an investment fund managed by affiliates of Apollo Global Management for $428 million
- Completed 28 senior housing operator transitions from Brookdale to date, including 20 to Atria, five to Sunrise, two to Eclipse and one to Sonata
- Completed 324,000 square feet of leasing at Phase III of The Cove, bringing Phase III to 100% leased
- Repaid $700 million of our 5.375% senior notes due 2021 using proceeds from capital recycling
- Appointed Katherine Sandstrom to the Company's Board of Directors
- Named to the FTSE4Good sustainability index for the seventh consecutive year
- Increased 2018 FFO as adjusted guidance and reaffirmed full-year 2018 SPP Cash NOI guidance ranges

	Three Months Ended June 30, 2018		Three Months Ended June 30, 2017		
(in thousands, except per share amounts)	Amount	Diluted Per Share	Amount	Diluted Per Share	Per Share Change
Net income (loss)	**$ 89,481**	**$ 0.19**	**$ 19,283**	**$ 0.04**	**$ 0.15**
FFO	**$ 209,895**	**$ 0.45**	**$ 164,650**	**$ 0.35**	**$ 0.10**
Transaction-related items	1,993	—	840	—	—
Other impairments (recoveries), net(1)	7,639	0.02	56,682	0.12	(0.10)
Litigation costs	179	—	3,366	0.01	(0.01)
Foreign currency remeasurement losses (gains)	(195)	—	(768)	—	—
FFO as adjusted	**$ 219,511**	**$ 0.47**	**$ 224,770**	**$ 0.48**	**$ (0.01)**
FAD	**$ 190,103**		**$ 200,157**		

(1) For the three months ended June 30, 2018, represents the impairment of an undeveloped life science land parcel classified as held for sale. For the three months ended June 30, 2017, represents the impairment of our Tandem Mezzanine Loan, which was sold in the first quarter of 2018.

FFO, FFO as adjusted, FAD, and SPP Cash NOI are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance of real estate investment trusts. See "June 30, 2018 Discussion and Reconciliation of Non-GAAP Financial Measures" for definitions, discussions of their uses and inherent limitations, and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP on the Investor Relations section of our website at http://ir.hcpi.com/financial-reconciliation.

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SAME PROPERTY PORTFOLIO OPERATING SUMMARY

The tables below outline the year-over-year three-month SPP Cash NOI growth and the components of our senior housing operating portfolio ("SHOP") SPP Cash NOI growth for the second quarter:

Year-Over-Year Three-Month SPP Cash NOI Growth	
Senior housing triple-net	0.7%
SHOP	(4.4%)
Life science	0.5%
Medical office	2.5%
Other non-reportable segments ("Other")	1.7%
Total Portfolio	**0.7%**

Components of SHOP SPP Cash NOI Growth

	Core Portfolio[(1)]	Transition/Sale Portfolio[(2)]	Total
Property count	33	22	55
SPP Cash NOI Growth	2.9%	(15.3%)	(4.4%)

(1) Includes 17 properties managed by Brookdale and 16 properties managed by four operators that are not expected to undergo a transition or sale during 2018.

(2) Represents properties managed by Brookdale that have transitioned or are expected to transition to new operators or sell in 2018.

HCP AND MORGAN STANLEY REAL ESTATE INVESTING EXPAND STRATEGIC MEDICAL OFFICE JOINT VENTURE RELATIONSHIP

HCP entered into a definitive agreement to form a new $605 million 51%/49% joint venture (the "Venture") on a two million square foot medical office portfolio with Morgan Stanley Real Estate Investing ("MSREI"). This will be the second medical office joint venture between HCP and MSREI.

"We are excited to build on our successful relationship with Morgan Stanley Real Estate Investing," said Scott Brinker, Executive Vice President and Chief Investment Officer of HCP. "The Venture demonstrates our ability to use strong relationships with capital partners, owners, and health systems to source and structure creative investments that are accretive to earnings and aligned with our strategy of owning on-campus medical office properties affiliated with leading health systems."

To form the Venture, MSREI will contribute cash and HCP will contribute nine wholly-owned medical office buildings (the "Contributed Assets"). The Contributed Assets are primarily located in Texas and Florida, have a combined 1.2 million square feet of leasable space and are 80% occupied. The Contributed Assets are valued at approximately $320 million, representing a 4% disposition cap rate on a trailing 12-month basis.

The Venture intends to use the cash contributed by MSREI to fund the acquisition of a medical office portfolio (the "Portfolio") in Greenville, South Carolina. HCP's initial yield on the transaction is approximately 6% inclusive of joint venture fees.

Excluding three small non-strategic assets the Venture expects to immediately market for sale, the Portfolio consists of 13 assets with a combined 832,000 square feet and is 95% on-campus. The Portfolio is anchored by A-rated Greenville Health System ("GHS"), which leases 94% of the square footage and is the largest health system in South Carolina. The Venture has reached an agreement with GHS to enter into new 10-year leases concurrent with the closing of the acquisition, which is expected to occur in the third quarter.

The Portfolio is accretive to a number of HCP's key portfolio metrics including on-campus percentage, occupancy, rent per square foot, and percentage of space leased to a health system. The Portfolio acquisition and formation of the Venture are expected to be immediately accretive to HCP's FFO and FAD.

The Venture between HCP and MSREI builds on a portfolio of medical office buildings that was acquired in 2015 for $225 million. On a combined basis, the HCP and MSREI relationship will span 3.2 million square feet of leasable space across 33 properties.

TRANSACTION UPDATES

22-COMMUNITY PORTFOLIO SALE

As previously disclosed, HCP entered into definitive agreements to sell a portfolio of 22 Brookdale-managed senior housing communities to an investment fund managed by affiliates of Apollo Global Management for $428 million. The transaction is expected to close in two installments, with the first closing in the third quarter and the second closing in the fourth quarter, as regulatory license transfer approvals are granted.

U.K. PORTFOLIO TRANSACTION

In June, we closed on the previously announced joint venture through which we sold a 51% interest in our U.K. holdings, generating net proceeds of approximately $402 million, including $146 million of third party property-level financing at our share. As part of the transaction, we expect to sell our remaining 49% interest in the joint venture in 2019.

Additionally, we expect to sell an £11 million loan at par to a separate buyer in the third quarter.

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RIDEA II JOINT VENTURE SALE As previously announced, in June we closed on the disposition of our remaining investment in RIDEA II, generating $332 million of proceeds.  At the time of the sale, the RIDEA II joint venture owned 49 communities, of which 46 were managed by Brookdale. ADDITIONAL SIGNIFICANT DISPOSITION TRANSACTIONS As previously announced, we sold five senior housing assets to Brookdale for $243 million in April 2018. Additionally, during the quarter, we sold five senior housing communities, four of which were managed by Brookdale, to third parties for $61 million. In June, we reached a definitive agreement to sell a parcel of land in San Diego for $35 million and expect this transaction to close by year end. The land parcel was originally acquired as part of HCP's purchase of Slough Estates USA Inc. in August 2007. In July, a tenant in our life science portfolio in South San Francisco exercised its purchase option on four properties, generating proceeds of $269 million. OPERATOR TRANSITION UPDATES SUNRISE We reached an agreement with Sunrise Senior Living, LLC ("Sunrise") to transition management on a portfolio of six HCP-owned senior housing communities from Brookdale to Sunrise. To date, we have completed five transitions and expect the remaining community to transition in the third quarter. ATRIA To date, we have completed transitions of 20 HCP-owned senior housing communities from Brookdale to Atria Senior Living and expect to transition the remaining properties in the third quarter. ECLIPSE In July, we completed transitions of two HCP-owned senior housing communities from Brookdale to Elmcroft by Eclipse Senior Living ("ESL") and expect to transition one additional community to ESL in the third quarter. DEVELOPMENT UPDATES HAYDEN CAMPUS EXPANSION In June, we broke ground on 75 Hayden, a 214,000 square foot Class A development at our Hayden Research Campus ("Hayden") located in the Boston suburb of Lexington. The $160 million campus expansion, expected to stabilize in 2022, will capitalize on the strong demand from tenants expanding from current locations in the Cambridge and suburban Boston submarkets. When complete, the Hayden campus will encompass 600,000 square feet of state-of-the-art Class A life science space. PHASE III OF THE COVE 100% LEASED; COMMENCING PHASE IV DEVELOPMENT We have signed 324,000 square feet of leases at our $224 million Phase III development of The Cove in South San Francisco. With Phase III 100% leased, we recently commenced development on the 160,000 square foot, $107 million final phase of the project ("Phase IV"). Upon Phase IV's completion in early 2020, The Cove will be a one million square foot, LEED silver, fully-integrated, waterfront life science campus located at the entrance to South San Francisco's life science cluster. BALANCE SHEET At June 30, 2018, we had $1.5 billion of liquidity from a combination of cash and availability under our $2.0 billion credit facility. On July 16, 2018, we repaid $700 million of our 5.375% senior notes due 2021 using capital recycling proceeds received subsequent to June 30. In connection with the repayment, we expect to incur an extinguishment of debt charge of approximately $44 million in the third quarter. BOARD OF DIRECTORS  HCP appointed Katherine Sandstrom as a new independent director to its Board of Directors.  Ms. Sandstrom’s career spanned over two decades at Heitman LLC, a real estate investment management firm, where she held a series of senior leadership positions. Most recently, she served as head of Heitman’s real estate securities business, overseeing more than $5 billion of assets invested through domestic and global funds, as well as separately managed accounts. Additionally, she led the firm’s buy-side investment teams for REIT securities strategies and assets held by institutional and private wealth clients. Ms. Sandstrom continues to serve as an advisor to Heitman’s securities business leaders.   5

DIVIDEND On July 26, 2018, our Board declared a quarterly cash dividend of $0.37 per common share. The dividend will be paid on August 21, 2018 to stockholders of record as of the close of business on August 6, 2018. SUSTAINABILITY For the seventh consecutive year, we were named as a constituent to the FTSE4Good Index Series, an equity index series designed to facilitate investment in companies that meet globally recognized environmental, social and governance criteria. More information about HCP's sustainability efforts, including a link to our Sustainability Report, is available in the Sustainability section which can be found on our website at www.hcpi.com/sustainable-growth. 2018 GUIDANCE For full-year 2018, we expect net income per share to range between $0.79 and $0.85; FFO per share to range between $1.65 and $1.69; and FFO as adjusted per share to range between $1.79 and $1.83, representing a $0.01 per share increase at the mid-point. In addition, we expect 2018 SPP Cash NOI to increase between 0.25% and 1.75%. These estimates do not reflect the potential impact from unannounced future transactions other than capital recycling activities. For additional detail and information regarding these estimates, refer to the "Projected Full Year 2018 SPP Cash NOI Growth" table below, the 2018 Guidance section of our corresponding Supplemental Report and the Discussion and Reconciliation of Non-GAAP Financial Measures, both available in the Investor Relations section of our website at http://ir.hcpi.com. Projected Full Year 2018 SPP Cash NOI Growth Low High Senior housing triple-net 0.50% 1.50% SHOP (4.00%) 0.00% Life science 0.25% 1.25% Medical office 1.75% 2.75% Other 0.50% 1.50% Total Portfolio SPP Growth 0.25% 1.75% COMPANY INFORMATION HCP has scheduled a conference call and webcast for Thursday, August 2, 2018, at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) to present its performance and operating results for the quarter ended June 30, 2018. The conference call is accessible by dialing (888) 317-6003 (U.S.) or (412) 317-6061 (International). The conference ID number is 6277849. You may also access the conference call via webcast in the Investor Relations section of our website at http://ir.hcpi.com. Through August 17, 2018, an archive of the webcast will be available on our website, and a telephonic replay can be accessed by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International) and entering conference ID number 10121778. Our Supplemental Report for the current period is also available, with this earnings release, in the Investor Relations section of our website. ABOUT HCP HCP, Inc. is a fully integrated real estate investment trust (REIT) that invests in real estate serving the healthcare industry in the United States.  HCP owns a large-scale portfolio primarily diversified across life science, medical office and senior housing.  Recognized as a global leader in sustainability, HCP has been a publicly-traded company since 1985 and was the first healthcare REIT selected to the S&P 500 index.  For more information regarding HCP, visit www.hcpi.com. 6

FORWARD-LOOKING STATEMENTS Statements in this release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things, (i) all statements under the heading “2018 Guidance,” including without limitation with respect to expected net income, FFO per share, FFO as adjusted per share, SPP Cash NOI and other financial projections and assumptions, including those in the “Projected Full Year 2018 SPP Cash NOI Growth” table in this release, as well as comparable statements included in other sections of this release; (ii) statements regarding the payment of a quarterly cash dividend; and (iii) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, transitions, developments, redevelopments, joint venture transactions, capital recycling and financing activities, and other transactions discussed in this release, including without limitation those described under the headings "HCP and Morgan Stanley Real Estate Investing Expand Strategic Medical Office Joint Venture Relationship", "Transaction Updates", "Operator Transition Update", "Development Updates" and "Balance Sheet." Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: our reliance on a concentration of a small number of tenants and operators for a significant percentage of our revenues; the financial condition of our existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding our ability to continue to realize the full benefit of such tenants' and operators' leases and borrowers' loans; the ability of our existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations; competition for the acquisition and financing of suitable healthcare properties as well as competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; our concentration in the healthcare property sector, particularly in senior housing, life sciences and medical office buildings, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; our ability to identify replacement tenants and operators and the potential renovation costs and regulatory approvals associated therewith; the risks associated with property development and redevelopment, including costs above original estimates, project delays and lower occupancy rates and rents than expected; the risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners' financial condition and continued cooperation; our ability to achieve the benefits of acquisitions and other investments, including those discussed above, within expected time frames or at all, or within expected cost projections; the potential impact on us and our tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; operational risks associated with third party management contracts, including the additional regulation and liabilities of our RIDEA lease structures; the effect on us and our tenants and operators of legislation, executive orders and other legal requirements, including compliance with the Americans with Disabilities Act, fire, safety and health regulations, environmental laws, the Affordable Care Act, licensure, certification and inspection requirements, and laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements or fines for noncompliance; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect our costs of compliance or increase the costs, or otherwise affect the operations, of our tenants and operators; our ability to foreclose on collateral securing our real estate-related loans; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in our credit ratings, and the value of our common stock, and other conditions that may adversely impact our ability to fund our obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic or other conditions, including currency exchange rates; our ability to manage our indebtedness level and changes in the terms of such indebtedness; competition for skilled management and other key personnel; the potential impact of uninsured or underinsured losses; our reliance on information technology systems and the potential impact of system failures, disruptions or breaches; the ability to maintain our qualification as a real estate investment trust; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.       CONTACT Andrew Johns Vice President – Finance and Investor Relations 949-407-0400 7

The Numbers

Overview[1]

As of and for the quarter ended June 30, 2018, dollars, square feet and shares in thousands, except per share data

	2Q18	YTD 2018	Full Year 2018 Guidance (August 2, 2018)
Financial Metrics			
Diluted earnings per common share	$0.19	$0.28	$0.79 - $0.85
Diluted FFO per common share	$0.45	$0.91	$1.65 - $1.69
Diluted FFO as adjusted per common share	$0.47	$0.95	$1.79 - $1.83
Dividends per common share	$0.37	$0.74	$1.48
Rental and related revenues	$468,104	$940,936	
NOI	$294,239	$594,519	
Cash NOI	$290,577	$581,170	
Portfolio Income[2]	$311,893	$630,588	
Same Property Portfolio Cash NOI Growth			
Senior housing triple-net	0.7%	0.4%	0.50% - 1.50%
SHOP	(4.4%)	(3.6%)	(4.00%) - 0.00%
Life science	0.5%	0.5%	0.25% - 1.25%
Medical office	2.5%	2.0%	1.75% - 2.75%
Other	1.7%	1.1%	0.50% - 1.50%
Total	**0.7%**	**0.4%**	**0.25% - 1.75%**

	2Q18
Capitalization	
Common stock outstanding and DownREIT units	476,449
Total Market Equity	$12,301,914
Enterprise Debt	$7,900,104

	2Q18
Debt Ratios	
Financial Leverage	45.0%
Secured Debt Ratio	2.6%
Net Debt to Adjusted EBITDA	6.6x [3]
Adjusted Fixed Charge Coverage	3.7x

	Property Count	Capacity		Occupancy
Portfolio Statistics				
Senior housing triple-net	169	16,956	Units	85.8%
SHOP	102	13,527	Units	84.6%
Life science	133	7,782	Sq. Ft.	94.8%
Medical office	254	18,472	Sq. Ft.	91.7%
Other[4]	118	N/A		N/A
Total	**776**	N/A		N/A

(1) Reconciliations, definitions and important discussions regarding the usefulness and limitations of the non-GAAP financial measures used in this report can be found at http://ir.hcpi.com/financial-reconciliation. Totals throughout this Earnings Release and Supplemental Report may not add due to rounding.

(2) Includes our share of unconsolidated joint ventures ("JVs") and activity from assets sold and held for sale during the periods presented.

(3) Including the $402.4 million of proceeds receivable from the U.K. JV transaction (which was received on July 2, 2018), Net Debt to Adjusted EBITDA would have been 6.3x at June 30, 2018.

(4) Our Other non-reportable segment includes 103 properties in unconsolidated JVs, 68 of which were contributed to our U.K. JV in June 2018. See the Other Unconsolidated JV page in this report for further details.

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HCP, Inc. Consolidated Balance Sheets In thousands, except share and per share data (unaudited)  June 30, 2018 December 31, 2017 Assets Real estate: Buildings and improvements $ 10,683,541 $ 11,239,732 Development costs and construction in progress 373,818 447,976 Land 1,655,012 1,785,865 Accumulated depreciation and amortization (2,750,351) (2,741,695) Net real estate 9,962,020 10,731,878 Net investment in direct financing leases 712,570 714,352 Loans receivable, net 38,691 313,326 Investments in and advances to unconsolidated joint ventures 628,607 800,840 Accounts receivable, net of allowance of $4,755 and $4,425, respectively 43,965 40,733 Cash and cash equivalents 91,381 55,306 Restricted cash 30,548 26,897 Intangible assets, net 294,056 410,082 Assets held for sale, net 692,702 417,014 Proceeds receivable from U.K. JV transaction 402,447 — Other assets, net 554,400 578,033 Total assets $ 13,451,387 $ 14,088,461 Liabilities and Equity Bank line of credit $ 545,226 $ 1,017,076 Term loan 222,923 228,288 Senior unsecured notes 6,401,502 6,396,451 Mortgage debt 140,321 144,486 Other debt 93,070 94,165 Intangible liabilities, net 49,976 52,579 Liabilities of assets held for sale, net 10,357 14,031 Accounts payable and accrued liabilities 398,920 401,738 Deferred revenue 172,369 144,709 Total liabilities 8,034,664 8,493,523 Commitments and contingencies Common stock, $1.00 par value: 750,000,000 shares authorized; 469,829,639 and 469,435,678 shares issued and outstanding, respectively 469,830 469,436 Additional paid-in capital 8,187,385 8,226,113 Cumulative dividends in excess of earnings (3,509,641) (3,370,520) Accumulated other comprehensive income (loss) (4,080) (24,024) Total stockholders' equity 5,143,494 5,301,005 Joint venture partners 96,341 117,045 Non-managing member unitholders 176,888 176,888 Total noncontrolling interests 273,229 293,933 Total equity 5,416,723 5,594,938 Total liabilities and equity $ 13,451,387 $ 14,088,461 9

HCP, Inc. Consolidated Statements of Operations In thousands, except per share data (unaudited)   Three Months Ended June 30, Six Months Ended June 30, 2018 2017 2018 2017 Revenues: Rental and related revenues $ 279,056 $ 263,820 $ 558,634 $ 550,038 Tenant recoveries 38,784 35,259 75,958 68,934 Resident fees and services 136,774 125,416 279,588 265,648 Income from direct financing leases 13,490 13,564 26,756 27,276 Interest income 1,447 20,869 7,812 39,200 Total revenues 469,551 458,928 948,748 951,096 Costs and expenses:     Interest expense 73,038 77,788 148,140 164,506 Depreciation and amortization 143,292 130,751 286,542 267,305 Operating 173,866 153,163 346,418 312,244 General and administrative 22,514 21,286 51,689 43,764 Transaction costs 2,404 867 4,599 1,924 Impairments (recoveries), net 13,912 56,682 13,912 56,682 Total costs and expenses 429,026 440,537 851,300 846,425 Other income (expense):     Gain (loss) on sales of real estate, net 46,064 412 66,879 317,670 Other income (expense), net 1,786 71 (38,621) 51,279 Total other income (expense), net 47,850 483 28,258 368,949 Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures 88,375 18,874 125,706 473,620 Income tax benefit (expense) 4,654 2,987 9,990 9,149 Equity income (loss) from unconsolidated joint ventures (101) 240 469 3,509 Net income (loss) 92,928 22,101 136,165 486,278 Noncontrolling interests' share in earnings (2,986) (2,718) (5,991) (5,750) Net income (loss) attributable to HCP, Inc. 89,942 19,383 130,174 480,528 Participating securities' share in earnings (461) (100) (852) (674) Net income (loss) applicable to common shares $ 89,481 $ 19,283 $ 129,322 $ 479,854 Earnings per common share:     Basic $ 0.19 $ 0.04 $ 0.28 $ 1.02 Diluted $ 0.19 $ 0.04 $ 0.28 $ 1.02 Weighted average shares outstanding: Basic 469,769 468,646 469,664 468,474 Diluted 469,941 468,839 469,799 473,366 10

HCP, Inc.

Funds From Operations

In thousands, except per share data

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2018	2017	2018	2017
Net income (loss) applicable to common shares	**$ 89,481**	**$ 19,283**	**$ 129,322**	**$ 479,854**
Real estate related depreciation and amortization	143,292	130,751	286,542	267,305
Real estate related depreciation and amortization on unconsolidated joint ventures	16,162	16,314	33,550	31,353
Real estate related depreciation and amortization on noncontrolling interests and other	(1,664)	(3,634)	(4,207)	(7,820)
Other depreciation and amortization	1,268	2,347	2,563	5,358
Loss (gain) on sales of real estate, net	(46,064)	(412)	(66,879)	(317,670)
Loss (gain) upon consolidation of real estate, net[1]	—	—	41,017	—
Taxes associated with real estate dispositions[2]	1,147	1	1,147	(5,498)
Impairments (recoveries) of depreciable real estate, net[3]	6,273	—	6,273	—
FFO applicable to common shares	209,895	164,650	429,328	452,882
Distributions on dilutive convertible units	—	—	—	3,654
Diluted FFO applicable to common shares	**$ 209,895**	**$ 164,650**	**$ 429,328**	**$ 456,536**
Diluted FFO per common share	**$ 0.45**	**$ 0.35**	**$ 0.91**	**$ 0.96**
Weighted average shares outstanding - diluted FFO	469,941	468,839	469,799	473,366
Impact of adjustments to FFO:				
Transaction-related items	$ 1,993	$ 840	$ 3,934	$ 1,896
Other impairments (recoveries), net[4]	7,639	56,682	4,341	5,787
Severance and related charges[5]	—	—	8,738	—
Litigation costs	179	3,366	585	5,205
Foreign currency remeasurement losses (gains)	(195)	(768)	(65)	(845)
Total adjustments	9,616	60,120	17,533	12,043
FFO as adjusted applicable to common shares	219,511	224,770	446,861	464,925
Distributions on dilutive convertible units and other	(28)	1,738	(45)	3,632
Diluted FFO as adjusted applicable to common shares	**$ 219,483**	**$ 226,508**	**$ 446,816**	**$ 468,557**
Diluted FFO as adjusted per common share	**$ 0.47**	**$ 0.48**	**$ 0.95**	**$ 0.99**
Weighted average shares outstanding - diluted FFO as adjusted	469,941	473,528	469,799	473,366

(1) For the six months ended June 30, 2018, represents the loss on consolidation of seven U.K. care homes.

(2) Represents the income tax impact of our RIDEA II transactions in June 2018 and January 2017.

(3) For the three and six months ended June 30, 2018, represents the impairment of two underperforming SHOP portfolios classified as held for sale (13 total assets).

(4) For the three months ended June 30, 2018, represents the impairment of an undeveloped life science land parcel classified as held for sale. For the three months ended June 30, 2017, represents the impairment of our Tandem Mezzanine Loan, which was sold in the first quarter of 2018. For the six months ended June 30, 2018, represents the impairment of an undeveloped life science land parcel classified as held for sale, partially offset by an impairment recovery upon the sale of our Tandem Mezzanine Loan in March 2018. For the six months ended June 30, 2017, represents the impairment of our Tandem Mezzanine Loan, net of the impairment recovery upon the sale of our Four Seasons Notes in the first quarter of 2017.

(5) For the six months ended June 30, 2018, relates to the departure of our former Executive Chairman, including $6 million of cash severance and $3 million of equity award vestings.

11

HCP, Inc.

Funds Available for Distribution
In thousands
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2018	2017	2018	2017
FFO as adjusted applicable to common shares	$ 219,511	$ 224,770	$ 446,861	$ 464,925
Amortization of deferred compensation[1]	4,299	3,327	7,719	7,092
Amortization of deferred financing costs	3,355	3,843	6,690	7,702
Straight-line rents	(5,793)	(4,882)	(16,479)	(12,278)
FAD capital expenditures	(26,346)	(25,477)	(45,592)	(47,554)
Lease restructure payments	303	314	601	854
CCRC entrance fees[2]	3,652	4,713	6,679	8,362
Deferred income taxes	(5,731)	(4,342)	(7,871)	(6,716)
Other FAD adjustments[3]	(3,147)	(2,109)	(6,774)	(3,685)
FAD applicable to common shares	190,103	200,157	391,834	418,702
Distributions on dilutive convertible units	—	1,738	—	—
Diluted FAD applicable to common shares	**$ 190,103**	**$ 201,895**	**$ 391,834**	**$ 418,702**
Weighted average shares outstanding - diluted FAD	469,941	473,528	469,799	468,669

(1) Excludes $3 million related to the acceleration of deferred compensation for restricted stock units that vested upon the departure of our former Executive Chairman, which is included in severance and related charges for the six months ended June 30, 2018.
(2) Represents our 49% share of non-refundable entrance fees as the fees are collected by our CCRC JV, net of reserves and CCRC JV entrance fee amortization.
(3) Primarily includes our share of FAD capital expenditures from unconsolidated joint ventures.

12

Portfolio Summary

As of and for the quarter ended June 30, 2018, dollars in thousands

	Property Count	Age	Portfolio Investment	Portfolio Income	Private Pay %[1]
Wholly Owned Property Portfolio					
Senior housing triple-net	169	20	$ 3,339,787	$ 70,929	92.6
SHOP	98	22	2,500,375	36,461	96.8
Life science	120	21	4,221,008	76,067	100.0
Medical office	251	22	4,226,220	76,982	100.0
Other	15	28	549,987	30,139	81.9
	653	**21**	**$ 14,837,376**	**$ 290,577**	**95.9**
Debt Investments					
Other	—	N/A	$ 57,632	$ 1,447	—
Developments					
Life science	10	N/A	$ 283,227	$ —	—
Redevelopments					
SHOP	4	N/A	$ 39,267	$ —	—
Life science	3	N/A	77,484	—	—
Medical office	3	N/A	83,026	—	—
	10	**N/A**	**$ 199,778** [2]	**$ —**	**—**
Total					
Senior housing triple-net	169	20	$ 3,339,787	$ 70,929	92.6
SHOP	102	22	2,539,642	36,461	96.8
Life science	133	21	4,581,719	76,067	100.0
Medical office	254	22	4,309,246	76,982	100.0
Other	15	28	607,619	31,586	81.9
	673	**21**	**$ 15,378,013**	**$ 292,024**	**95.9**
HCP's Share of Unconsolidated JVs[3]					
Other[4]	103	30	$ 1,232,947	$ 19,869	81.9
Total Portfolio	**776**	**22**	**$ 16,610,960**	**$ 311,893**	**95.0**

PORTFOLIO INCOME



Unconsolidated JVs 6%
U.K. 4%
Hospitals 6%
SHOP 12%
Medical office 25%
$311.9M
Senior housing triple-net 23%
Life science 24%

(1) Self-pay and private insurance (including managed care) revenues as a percentage of total property revenues for the most recent trailing 12 months available, weighted based on current quarter Portfolio Income including assets sold in the quarter. Revenues for medical office buildings are considered 100% private pay.
(2) Includes Construction in Process ("CIP") and buildings or portions of buildings placed in Redevelopment.
(3) HCP's pro rata share information is prepared on a basis consistent with the comparable consolidated amounts by applying our actual ownership percentage for the period, and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio.
(4) Our 103 properties in unconsolidated JVs are reported in the Other non-reportable segment and include 68 assets contributed to our U.K. JV in June 2018. See the Other Unconsolidated JV page in this report for further details.

13

NOI and Cash NOI Summary For the quarter ended June 30, 2018, dollars in thousands NOI SUMMARY Rental and Operating Operating (1) Revenues Expenses NOI Wholly-Owned Senior housing triple-net $ 70,714 $ (791) $ 69,922 SHOP 138,352 (101,767) 36,585 Life science 101,031 (22,731) 78,299 Medical office 125,246 (47,271) 77,975 Other 32,762 (1,305) 31,457 $ 468,104 $ (173,865) $ 294,239 CASH NOI SUMMARY Cash Rental and Cash Operating Operating (1) Revenues Expenses Cash NOI Wholly-Owned Senior housing triple-net $ 71,707 $ (778) $ 70,929 SHOP 136,700 (100,239) 36,461 Life science 98,780 (22,714) 76,067 Medical office 123,545 (46,564) 76,982 Other 31,444 (1,305) 30,139 $ 462,176 $ (171,600) $ 290,577 (1) NOI and Cash NOI include $2.1 million attributable to noncontrolling interest, excluding DownREITS. 14

Same Property Portfolio

As of June 30, 2018, dollars in thousands

SAME PROPERTY PORTFOLIO RECONCILIATION

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Total Property Count	**169**	**102**	**133**	**254**	**118**	**776**
Unconsolidated JVs[1]	—	—	—	—	(103)	(103)
Acquisitions	—	(1)	(4)	(14)	—	(19)
Assets in Development	—	—	(10)	—	—	(10)
Assets in Redevelopment	—	(4)	(3)	(3)	—	(10)
Assets held for sale	(11)	(25)	(4)	—	—	(40)
Senior housing triple-net to SHOP conversions	—	(15)	—	—	—	(15)
Completed Developments and Redevelopments - not stabilized	—	(2)	(4)	(11)	—	(17)
Three-Month SPP Property Count	**158**	**55**	**108**	**226**	**15**	**562**
Senior housing triple-net to SHOP conversions	—	(1)	—	—	—	(1)
Six-Month SPP Property Count	**158**	**54**	**108**	**226**	**15**	**561**

(1) Our 103 properties in unconsolidated JVs are reported in the Other non-reportable segment and include 68 assets in our U.K. JV that was formed in June 2018.

THREE-MONTH SPP

	Property Count	Investment	% of Property Portfolio based on Investment	Year-Over-Year				Sequential			
				Occupancy		Growth		Occupancy		Growth	
				2Q18	2Q17	SPP NOI	SPP Cash NOI	2Q18	1Q18	SPP NOI	SPP Cash NOI
Senior housing triple-net	158	$ 3,174,273	95	85.6%	87.1%	2.4%	0.7%	85.6%	86.5%	—%	4.5%
SHOP	55	1,579,990	63	85.9%	87.1%	(7.2%)	(4.4%)	85.9%	87.4%	(9.9%)	(8.1%)
Life science	108	3,218,052	76	95.5%	96.3%	0.9%	0.5%	95.5%	94.3%	0.3%	1.3%
Medical office	226	3,510,275	83	91.9%	92.5%	2.4%	2.5%	91.9%	92.2%	0.9%	1.0%
Other	15	549,987	100	N/A	N/A	4.5%	1.7%	N/A	N/A	0.5%	0.3%
Total	**562**	**$ 12,032,576**	**81**			**1.1%**	**0.7%**			**(0.8%)**	**0.9%**

SIX-MONTH SPP

	Property Count	Investment	% of Property Portfolio based on Investment	Year-Over-Year			
				Occupancy		Growth	
				Six Months Ended			
				June 2018	June 2017	SPP NOI	SPP Cash NOI
Senior housing triple-net	158	$ 3,174,273	95	85.6%	87.1%	3.4%	0.4%
SHOP	54	1,559,921	62	86.6%	88.1%	(6.1%)	(3.6%)
Life science	108	3,218,052	76	95.5%	96.3%	1.0%	0.5%
Medical office	226	3,510,275	83	91.9%	92.5%	1.7%	2.0%
Other	15	549,987	100	N/A	N/A	3.5%	1.1%
Total	**561**	**$12,012,508**	**81**			**1.3%**	**0.4%**

15

Capitalization Dollars and shares in thousands, except price per share data TOTAL CAPITALIZATION June 30, 2018 Shares Value Total Value Common stock (NYSE: HCP) 469,830 $ 25.82 $ 12,131,011 Convertible partnership (DownREIT) units 6,619 25.82 170,903 Total Market Equity 476,449 $ 12,301,914 Consolidated debt(1) N/A 7,405,281 Total Market Equity and Consolidated Debt 476,449 $ 19,707,195 HCP's share of unconsolidated JV debt N/A 497,062 Total Market Equity and Enterprise Debt 476,449 $ 20,204,257 COMMON STOCK AND EQUIVALENTS Weighted Average Shares Weighted Average Shares Three Months Ended June 30, 2018 Six Months Ended June 30, 2018 Shares Outstanding Diluted FFO Diluted Diluted FFO Diluted June 30, 2018 Diluted EPS Diluted FFO as adjusted FAD Diluted EPS Diluted FFO as adjusted FAD Common stock 469,830 469,769 469,769 469,769 469,769 469,664 469,664 469,664 469,664 Common stock equivalent securities: Restricted stock units 1,746 156 156 156 156 120 120 120 120 Dilutive impact of options 16 16 16 16 16 15 15 15 15 Convertible partnership (DownREIT) units 6,619 — — — — — — — — Total common stock and equivalents 478,211 469,941 469,941 469,941 469,941 469,799 469,799 469,799 469,799 (1) Includes mortgage debt of $2.2 million on assets held for sale. 16

Indebtedness and Ratios

As of June 30, 2018, dollars in thousands

DEBT MATURITIES AND SCHEDULED PRINCIPAL REPAYMENTS (AMORTIZATION)

			Senior Unsecured Notes		Mortgage Debt			HCP's Share of Unconsolidated JV Debt		Enterprise Debt	
	Bank Line of Credit[1]	Term Loan[2]	Amounts	Rates %[3]	Amounts	Rates %[3]	Consolidated Debt	Amounts[4]	Rates %[3]	Amounts	Rates %[3]
2018	$ —	$ —	$ —	—	$ 1,710	—	$ 1,710	$ 1,235	—	$ 2,945	—
2019	—	223,131	450,000	3.95	3,561	—	676,692	163,484	5.31	840,176	3.64
2020	—	—	800,000	2.79	3,609	5.08	803,609	12,003	4.22	815,612	2.81
2021	545,226	—	700,000 [5]	5.56	10,957	5.26	1,256,183	48,836	4.50	1,305,019	4.48
2022	—	—	900,000	3.93	2,691	—	902,691	34,987	4.54	937,678	3.95
2023	—	—	800,000	4.39	2,811	—	802,811	4,053	3.96	806,864	4.38
2024	—	—	1,150,000	4.17	2,937	—	1,152,937	935	—	1,153,872	4.17
2025	—	—	1,350,000	3.93	3,069	—	1,353,069	18,911	3.87	1,371,980	3.93
2026	—	—	—	—	3,006	2.85	3,006	942	—	3,948	2.85
2027	—	—	—	—	9,184	5.28	9,184	945	—	10,129	5.28
Thereafter	—	—	300,000	6.88	91,509	4.01	391,509	38,006	3.86	429,515	5.87
Subtotal	**$ 545,226**	**$ 223,131**	**$ 6,450,000**		**$ 135,044**		**$ 7,353,401**	**$ 324,337**		**$ 7,677,738**	
Other Debt[6]	—	—	—		—		93,070	175,835		268,905	
(Discounts), premium and debt costs, net	—	(208)	(48,498)		5,277		(43,429)	(3,110)		(46,539)	
Total	**$ 545,226**	**$ 222,923**	**$ 6,401,502**		**$ 140,321**		**$ 7,403,042**	**$ 497,062**		**$ 7,900,104**	
Weighted average interest rate %	3.09	1.80	4.20		4.19		4.04	4.75		4.07	
Weighted average maturity in years	3.3	0.5	5.3		19.4		5.3	3.4		5.2	

(1) Includes £85 million ($112 million) translated into U.S. dollars ("USD") at June 30, 2018. Our $2.0 billion bank line of credit has the following features: (i) initial maturity date of October 19, 2021 with two six-month committed extension options; (ii) annual interest costs of LIBOR plus 100 basis points and a facility fee of 20 basis points on our current unsecured credit rating; and (iii) inclusion of $750 million accordion feature which can be used to increase the facility size, subject to securing additional commitments.

(2) Represents £169 million translated into USD at June 30, 2018. On July 3, 2018, we exercised our right to repay the outstanding £169 million balance and re-borrow $224 million. The term loan contains a one-year committed extension option.

(3) The rates are reported in the year in which the related debt matures.

(4) Reflects pro rata share of mortgage and other debt in our unconsolidated JVs.

(5) On July 16, 2018, we repaid these notes in their entirety.

(6) Represents non-interest bearing Entrance Fee deposits at certain of our senior housing facilities and demand notes that have no scheduled maturities.

17

Indebtedness and Ratios As of June 30, 2018, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs DEBT STRUCTURE Weighted Average Balance % of Total Rates % Years to Maturity Secured Fixed rate $ 182,937 2 4.19 15.9 Floating rate 276,444 4 4.85 2.9 Combined $ 459,381 6 4.59 8.1 Unsecured Fixed rate 6,450,000 84 4.20 5.3 Floating rate 768,357 10 2.71 2.5 Combined $ 7,218,357 94 4.04 5.0 Total Fixed rate 6,632,937 86 4.20 5.6 Floating rate 1,044,801 14 3.28 2.6 Combined $ 7,677,738 100 4.07 5.2 Other Debt(1) 268,905 (Discounts), premiums and debt costs, net (46,539) Enterprise Debt $ 7,900,104 FINANCIAL COVENANTS(2) Bank Line of Credit Requirement Actual Compliance Leverage Ratio No greater than 60% 46% Secured Debt Ratio No greater than 30% 4% Unsecured Leverage Ratio No greater than 60% 52% Fixed Charge Coverage Ratio (12 months) No less than 1.50x 3.6x Tangible Net Worth ($ billions) No less than $6.5B $8.6 CREDIT RATINGS (SENIOR UNSECURED DEBT) Moody's Baa2 (Stable) S&P Global BBB (Positive) Fitch BBB (Stable) (1) Represents non-interest bearing Entrance Fee deposits at certain of our senior housing facilities and demand notes that have no scheduled maturities. (2) Calculated based on the definitions contained in the credit agreement, which may differ from similar terms used in our consolidated financial statements as provided in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Compliance with certain of these financial covenants requires the inclusion of our consolidated amounts and our proportionate share of unconsolidated JVs. 18

Investment Summary

For the three and six months ended June 30, 2018, dollars and square feet in thousands

INVESTMENT SUMMARY

	Three Months Ended June 30, 2018	Six Months Ended June 30, 2018
Hayden development entitlements[(1)]	$ —	$ 21,390
Noncontrolling interest in RIDEA I JV[(2)]	—	62,632
Participating development loan[(3)]	2,266	2,266
Development fundings	53,328	108,653
Redevelopment fundings	17,144	30,248
Lease commissions - Dev/Redev/Acq	5,013	5,013
Total	**$ 77,751**	**$ 230,202**

(1) In March 2018, we acquired the rights to develop a 214,000 square foot lab building on our Hayden life science campus for $21 million.
(2) In March 2018, we acquired Brookdale's 10% interest in the RIDEA I JV for $63 million bringing our total ownership in RIDEA I to 100%.
(3) Represents fundings under the $115 million participating development loan for the construction of 620 Terry, a $147 million senior housing development located in Seattle.
(4) Represents the average yield calculated using Cash NOI for the 12-month period prior to the sale for dispositions and for the 12-month period ended June 2018 for assets held for sale; excludes land held for sale.
(5) In June 2018, we sold our remaining 40% interest in the RIDEA II JV, generating proceeds of $332 million.
(6) In June 2018, we sold a 51% interest in our U.K. assets, generating net proceeds of $402 million, including $146 million of third party property-level financing at our share.
(7) Closed in July 2018.
(8) Four properties closed in July 2018 for $19 million.

DEBT INVESTMENT REPAYMENTS

	Date	Gross Proceeds
Participating development financing	February 2018	$ 21,498
Tandem	March 2018	112,000
Total		**$ 133,498**

DISPOSITIONS

	Date	Capacity	Property Count	Property Type	Sales Price/ Proceeds	Trailing Cash Yield[(4)]
West Palm Beach, FL	January 2018	34 Units	1	SHOP	$ 3,350	
Altamonte Springs, FL (sale to Brookdale)	January 2018	137 Units	1	SHOP	32,105	
Beaumont, TX	April 2018	159 Units	1	SHOP	23,000	
Various (sale to Brookdale)	April 2018	995 Units	5	SHOP / Senior housing	242,753	
Various	June 2018	439 Units	4	SHOP	37,500	
RIDEA II JV[(5)]	June 2018	5,302 Units	49	Other	332,000	
U.K. sale of partnership interest[(6)]	June 2018	N/A	N/A	Other	402,447	
Total		**7,066 Units**	**61**		**$ 1,073,155**	**7.1%**

ASSETS HELD FOR SALE

	Held for Sale Date	Capacity	Property Count	Property Type	Projected Sales Price	Trailing Cash Yield[(4)]
South San Francisco, CA[(7)]	August 2017	337 Sq. Ft.	4	Life science	$ 269,400	
Sterling Heights, MI	December 2017	120 Units	1	SHOP	23,000	
Various, RI	June 2018	272 Units	2	SHOP	14,500	
11-Community Portfolio[(8)]	June 2018	1,048 Units	11	SHOP	65,750	
22-Community Portfolio	June 2018	2,781 Units	22	SHOP / Senior housing	428,000	
Poway II Land	June 2018	N/A	N/A	Life science	35,400	
Total			**40**		**$ 836,050**	**7.1%**

19

Developments

As of June 30, 2018, dollars and square feet in thousands

DEVELOPMENT PROJECTS IN PROCESS

Project	MSA	Property Type	Property Count	CIP[1]	Cost to Complete[1]	Total at Completion
Wholly-Owned						
Ridgeview	San Diego, CA	Life science	3	$ 54,527	$ 8,069	$ 62,596
The Cove at Oyster Point - Phase III	San Francisco, CA	Life science	2	121,229	102,302	223,531
Sorrento Summit	San Diego, CA	Life science	1	2,136	14,704	16,840
Sierra Point - Phase I	San Francisco, CA	Life science	2	67,302	156,361	223,663
The Cove at Oyster Point - Phase IV	San Francisco, CA	Life science	1	14,642	92,653	107,295
75 Hayden	Boston, MA	Life science	1	23,391	136,824	160,214
			10	**$ 283,227**	**$ 510,913**	**$ 794,139**

Projected stabilized yield typically ranges from 6.0% - 8.0%

Project	Total Project Capacity (Sq. Ft.)	% of Total Project Leased	Project Start	Actual / Estimated Occupancy Initial	Actual / Estimated Occupancy Stabilized[2]
Wholly-Owned					
Ridgeview	301	100	2Q16	4Q18	2Q19
The Cove at Oyster Point - Phase III	324	100	4Q16	1Q19	3Q19
Sorrento Summit	28	100	3Q17	3Q19	3Q19
Sierra Point - Phase I	215	—	4Q17	4Q19	4Q20
The Cove at Oyster Point - Phase IV	160	—	2Q18	1Q20	4Q20
75 Hayden	214	—	2Q18	4Q20	4Q22
	1,242	**53**			

(1) Includes lease commissions incurred to date and projected lease commissions through stabilization.
(2) Economic stabilization typically occurs three to six months following stabilized occupancy.

20

Redevelopments and Land Held for Development(1)

As of June 30, 2018, dollars and square feet in thousands

REDEVELOPMENT PROJECTS IN PROCESS

				Incremental Costs					
Project	**MSA**	**Property Type**	**Property Count**	**Placed in Service**	**CIP(2)**	**Cost to Complete(2)**	**Total**	**Project Start**	**Estimated Completion(3)**
Wholly-Owned									
3535 Market Street	Philadelphia, PA	Medical office	1	$ 12,275	$ 14,415	$ 17,687	$ 44,377	2Q17	3Q18
Directors Place - 4939	San Diego, CA	Life science	1	—	4,227	5,913	10,140	2Q17	2Q18
Wateridge	San Diego, CA	Life science	1	—	5,486	8,021	13,507	2Q17	4Q18
Summit III	Nashville, TN	Medical office	1	—	502	5,498	6,000	1Q18	1Q19
Nordstrom Tower	Seattle, WA	Medical office	1	—	1,001	6,099	7,100	1Q18	1Q19
Biotech Gateway	San Francisco, CA	Life science	1	—	2,122	13,498	15,620	1Q18	1Q19
Various SHOP	Various	SHOP	4	—	759	36,845	37,604	2Q18	3Q19 - 1Q20
			10	**$ 12,275**	**$ 28,512**	**$ 93,561**	**$ 134,348**		

Projected stabilized return on incremental capital invested typically ranges from 9.0% to 12.0%

LAND HELD FOR DEVELOPMENT

Project	**MSA**	**Property Type**	**Gross Site Acreage**	**Estimated Rentable Sq. Ft.**	**Investment to Date**
Wholly-Owned					
Sierra Point	San Francisco, CA	Life science	14	365	$ 53,263
Forbes Research Center	San Francisco, CA	Life science	8	326	46,544
Modular Labs III	San Francisco, CA	Life science	2	106	10,766
Torrey Pines Science Center	San Diego, CA	Life science	6	93	11,728
Directors Place	San Diego, CA	Life science	4	82	6,220
Remaining	Various	Various	13	N/A	4,589
			47	**972**	**$ 133,110**

(1) Redevelopments are excluded from SPP until they are Stabilized. See Glossary for further definition.
(2) Includes lease commissions incurred to date and projected lease commissions through stabilization.
(3) Excludes the completion of tenant improvements.

21

Capital Expenditures

For the quarter and six months ended June 30, 2018, dollars in thousands, except per unit/square foot

SECOND QUARTER

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Wholly-Owned						
Recurring capital expenditures	$ 248	$ 5,455	$ 650	$ 3,719	$ —	$ 10,071
Tenant improvements - 2nd generation	—	—	3,930	5,907	19	9,856
Lease commissions - 2nd generation[1]	—	—	3,731	2,689	(2)	6,418
FAD capital expenditures	**$ 248**	**$ 5,455**	**$ 8,311**	**$ 12,315**	**$ 17**	**$ 26,345**
Revenue enhancing capital expenditures	1,172	2,030	2,691	2,071	—	7,964
Casualty related capital expenditures	—	2,074	—	—	—	2,074
Initial Capital Expenditures ("ICE")[2]	—	28	182	53	—	262
Tenant improvements - 1st generation	—	—	23,011	7,703	—	30,714
Lease commissions - Dev/Redev/Acq[3]	—	—	4,942	71	—	5,013
Development	—	—	51,619	1,709	—	53,328
Redevelopment	—	1,288	5,003	10,854	—	17,144
Capitalized interest	—	5	3,050	811	—	3,866
Total capital expenditures	**$ 1,420**	**$ 10,880**	**$ 98,807**	**$ 35,587**	**$ 17**	**$ 146,710**
Recurring capital expenditures per unit/sq. ft.	(4)	$410 per Unit	$0.08 per Sq. Ft.	$0.20 per Sq. Ft.	(4)	

SIX MONTHS

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Wholly-Owned						
Recurring capital expenditures	$ 311	$ 9,104	$ 1,047	$ 5,845	$ —	$ 16,307
Tenant improvements - 2nd generation	—	—	7,065	11,921	19	19,005
Lease commissions - 2nd generation[1]	—	—	5,413	4,851	15	10,280
FAD capital expenditures	**$ 311**	**$ 9,104**	**$ 13,525**	**$ 22,618**	**$ 34**	**$ 45,591**
Revenue enhancing capital expenditures	5,912	3,613	3,001	2,672	1,150	16,348
Casualty related capital expenditures	—	3,505	—	—	—	3,505
ICE	—	23	1,076	70	—	1,169
Tenant improvements - 1st generation	—	—	36,154	19,939	—	56,093
Lease commissions - Dev/Redev/Acq[3]	—	—	4,942	71	—	5,013
Development	—	—	102,290	6,363	—	108,653
Redevelopment	—	1,306	6,884	22,058	—	30,248
Capitalized interest	—	15	5,380	2,049	—	7,444
Total capital expenditures	**$ 6,222**	**$ 17,567**	**$ 173,252**	**$ 75,840**	**$ 1,184**	**$ 274,065**
Recurring capital expenditures per unit/sq. ft.	(4)	$697 per Unit	$0.13 per Sq. Ft.	$0.32 per Sq. Ft.	(4)	

(1) Excludes lease commissions on Development, Redevelopment, and 1st generation recently acquired vacant space.
(2) Expenditures required to bring a newly acquired property up to standard. The expenditures are typically identified during underwriting and incurred within the first year of ownership.
(3) Includes lease commissions for Development, Redevelopment, and 1st generation recently acquired vacant space of $3.3 million, $0.8 million and $0.9 million, respectively.
(4) Senior housing triple-net per unit and Other per bed are not presented as they are not meaningful.

22

Portfolio Diversification As of and for the quarter ended June 30, 2018, dollars in thousands PORTFOLIO INCOME BY MSA Property Senior Housing Medical MSA Count(1) Triple-net SHOP Life Science Office Other Total % of Total San Francisco, CA 78 $ 2,557 $ — $ 48,901 $ 775 $ — $ 52,233 17 Dallas, TX 41 2,086 1,264 — 9,819 7,431 20,600 7 Houston, TX 40 764 6,869 — 8,949 325 16,906 5 San Diego, CA 34 790 — 13,458 2,173 — 16,421 5 Denver, CO 22 2,136 2,594 — 5,318 — 10,048 3 Washington, DC 19 6,753 2,077 — 957 — 9,786 3 San Jose, CA 15 — — 8,789 652 — 9,441 3 Seattle, WA 13 2,794 — — 6,182 — 8,976 3 Los Angeles, CA 11 2,520 691 — 1,387 3,694 8,292 3 Philadelphia, PA 6 4,110 — — 3,531 — 7,641 2 Remaining 384 46,418 22,966 4,919 37,241 18,690 130,233 42 Cash NOI 663 $ 70,929 $ 36,461 $ 76,067 $ 76,982 $ 30,139 $ 290,577 93 Interest income — — — — — 1,447 1,447 — HCP's Share of Unconsolidated JVs 101 — — — — 19,869 19,869 6 Portfolio Income 764 $ 70,929 $ 36,461 $ 76,067 $ 76,982 $ 51,455 $ 311,893 100 (1) Excludes twelve properties in Development including two unconsolidated development JVs. 23

Portfolio Diversification

As of and for the quarter ended June 30, 2018, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs

PORTFOLIO INCOME BY OPERATOR/TENANT

	Tenant/Credit Exposure							SHOP/Operator Exposure				
Operator/Tenant	Property Count	Senior Housing Triple-net	Life Science	Medical Office	Other	Total	% of Portfolio Income	Property Count	SHOP	Other	Total	% of Portfolio Income
Brookdale	66	$ 27,726	$ —	$ —	$ —	$ 27,726	9	73	$ 22,263	$ 17,150	$ 39,413	13
Sunrise Senior Living	48	24,322	—	—	—	24,322	8	3	1,823	—	1,823	—
Amgen	7	—	12,942	—	—	12,942	4	—	—	—	—	—
Atria Senior Living	—	—	—	—	—	—	—	25	8,250	(258)	7,992	3
Google	11	—	7,936	—	—	7,936	3	—	—	—	—	—
Hospital Corporation of America ("HCA")(1)	5	—	—	483	6,069	6,553	2 (1)	—	—	—	—	—
Remaining	502	18,881	55,189	76,498	27,147	177,715	57	24	4,126	1,347	5,472	2
Portfolio Income	**639**	**$ 70,929**	**$ 76,067**	**$ 76,982**	**$ 33,216**	**$257,193**	**82**	**125**	**$ 36,461**	**$ 18,239**	**$ 54,700**	**18**

PRO FORMA PORTFOLIO INCOME BY OPERATOR/TENANT(2)

	Tenant/Credit Exposure							SHOP/Operator Exposure				
Operator/Tenant	Property Count	Senior Housing Triple-net	Life Science	Medical Office	Other	Total	% of Portfolio Income	Property Count	SHOP	Other	Total	% of Portfolio Income
Brookdale	43	$ 18,428	$ —	$ —	$ —	$ 18,428	7	37	$ 13,357	$ 13,389	$ 26,746	9
Sunrise Senior Living	48	24,322	—	—	—	24,322	8	3	2,166	—	2,166	1
Amgen	7	—	12,942	—	—	12,942	5	—	—	—	—	—
Atria Senior Living	—	—	—	—	—	—	—	24	9,909	(258)	9,651	3
Google	11	—	7,936	—	—	7,936	3	—	—	—	—	—
HCA(1)	5	—	—	483	6,069	6,553	2 (1)	—	—	—	—	—
Remaining	430	18,883	49,825	76,498	16,572	161,778	57	34	8,405	1,424	9,829	4
Portfolio Income	**544**	**$ 61,634**	**$ 70,703**	**$ 76,982**	**$ 22,641**	**$231,959**	**83**	**98**	**$ 33,836**	**$ 14,556**	**$ 48,392**	**17**

(1) Includes Cash NOI for 1.3 million square feet in five properties (including a hospital) that are 100% leased to HCA, and excludes 2.7 million square feet representing portions of properties leased to HCA for which Cash NOI specific to HCA is not available. However, HCA represents 18% and 5% of Cash Rental and Operating Revenues in our medical office segment and total portfolio including HCP's Share of Unconsolidated JVs, respectively.

(2) Pro forma to reflect the Brookdale Transaction, the sale of four life science properties that closed in July 2018 and certain other previously announced sales. Pro forma Portfolio Income is further adjusted to reflect dispositions and operator transitions as if they occurred on the first day of the quarter.

24

Expirations and Maturities

As of June 30, 2018, dollars in thousands

EXCLUDES PURCHASE AND PREPAYMENT OPTIONS

	Annualized Base Rent						
Year	Total	% of Total	Senior Housing Triple-net	Life Science	Medical Office	Other	Interest Income
2018[1]	$ 56,234	5	$ –	$ 9,389	$ 46,845	$ –	$ –
2019	87,530	8	2,305	30,157	55,068	–	–
2020	127,911	12	39,804	19,576	59,400	8,145	986
2021	107,377	10	7,764	51,871	43,835	1,619	2,288
2022	82,199	8	1,513	22,524	43,180	13,974	1,008
2023	128,193	12	45,158	56,134	26,902	–	–
2024	64,190	6	13,046	5,756	22,607	22,781	–
2025	104,803	10	9,854	40,588	33,292	20,878	191
2026	37,716	4	4,316	13,451	19,949	–	–
2027	49,949	5	12,335	22,426	15,188	–	–
Thereafter	203,754	19	137,883	28,192	29,308	8,371	–
	$ 1,049,858	**100**	**$ 273,979**	**$ 300,063**	**$ 395,574**	**$ 75,768**	**$ 4,474**
Weighted average maturity in years	5.9		8.7	5.3	4.2	6.5	3.2

REFLECTS PURCHASE AND PREPAYMENT OPTIONS

	Annualized Base Rent						
Year	Total	% of Total	Senior Housing Triple-net	Life Science	Medical Office	Other	Interest Income[2]
2018[1]	$ 65,144	6	$ –	$ 9,389	$ 54,856	$ –	$ 900
2019	99,804	10	2,305	30,157	51,243	15,112	986
2020	131,061	12	39,804	25,585	57,527	8,145	–
2021	117,942	11	7,764	51,871	55,299	1,619	1,388
2022	79,890	8	1,513	22,524	41,470	13,376	1,008
2023	124,976	12	45,158	56,134	23,684	–	–
2024	49,086	5	13,046	5,756	22,018	8,267	–
2025	105,602	10	9,854	40,588	34,091	20,878	191
2026	28,724	3	4,316	13,451	10,957	–	–
2027	49,883	5	12,335	22,426	15,121	–	–
Thereafter	197,745	19	137,883	22,184	29,308	8,371	–
	$ 1,049,858	**100**	**$ 273,979**	**$ 300,063**	**$ 395,574**	**$ 75,768**	**$ 4,474**

(1) Includes month-to-month and holdover leases.

(2) Reflects the earliest point at which there is no prepayment penalty.

25

Triple-Net Master Lease Profile(1)(2) INVESTMENT TYPE 2.2% x 25 13.00x2. Senior Housing No Corporate Guaranty x 0.6% 00 2. Other 0.2% LOWER RISK LOWER 1.4% % Percent of Total Cash NOI x 0.4% and Interest Income 75 1. x 50 1. 0.1% 1.6% 1.4% 1.1% 1.8% x 2.8% 25 2.1% 0.4% 1. 0.1% 1.4% 1.1% 1.6% 0.5% 0.4% x 1.2% 0.4% 00 1. 0.3% 1.8% x 75 0.1% 0. 0.3% HIGHER RISK 0x .5 0 2 4 6 8 10 12 14 16 18 2250 FACILITY EBITDAR CFC (TRAILING 12 MONTHS ENDED 03/31/2018) EBITDAR FACILITY 0 HIGHER RISK LOWER RISK TERM (YEARS TO EXPIRATION) % of Weighted (1) Excludes properties held for sale or sold, master leases with properties acquired Total Cash NOI Average during the period required to calculate CFC and master leases that include newly and Interest # of Leases/ Maturity in completed developments that are not stabilized. (3) Facility EBITDAR CFC Income Data Points Years Guaranty (2) Pro forma to reflect the Brookdale Transaction. In connection with the agreement, Less than 1.0x 4.5 7 7.3 53.3% multiple leases with Brookdale were combined into a single master lease with varying maturities. The varying maturities are reflected in the graph based on their 1.00x - 1.25x 12.9 10 8.5 58.9% renewal terms. 1.26x - 1.50x 3.1 3 11.7 48.4% (3) Represents the percentage of total Cash NOI supported by a corporate guaranty. 1.51x and above 4.8 5 6.8 100.0% 26

Senior Housing Triple-net

As of and for the quarter ended June 30, 2018, dollars in thousands, except REVPOR

Property Portfolio	Property Count	Investment	Cash NOI	Units	Occupancy %	REVPOR Triple-Net	Facility EBITDARM CFC	Facility EBITDAR CFC
Assisted/Independent living	167	$ 3,086,408	$ 65,192	15,901	85.6	$ 5,912	1.24x	1.05x
CCRC	2	253,379	5,737	1,055	88.5	6,193	1.39x	1.17x
Total	**169**	**$ 3,339,787**	**$ 70,929**	**16,956**	**85.8**	**$ 5,930**	**1.25x**	**1.06x**

			Properties						
Operator	**Investment**	**Cash NOI**	**Count**	**% Pooled**	**Units**	**Occupancy %**	**REVPOR Triple-Net**	**Facility EBITDARM CFC**	**Facility EBITDAR CFC**
Brookdale	$ 1,135,719	$ 27,726	66	97	6,681	86.9	$ 5,055	1.23x/1.40x[(1)]	1.06x/1.22x[(1)]
Sunrise Senior Living	1,364,916	24,322	48	98	5,548	84.4	7,420	1.30x	1.06x
Harbor Retirement Associates	212,674	4,759	14	100	1,343	79.5	6,004	1.24x	1.03x
Aegis Senior Living	182,152	4,530	10	80	702	92.0	8,400	1.40x	1.22x
Capital Senior Living	181,988	4,441	15	100	1,509	84.4	3,266	1.09x	0.95x
Remaining	262,339	5,152	16	56	1,173	92.1	5,720	1.13x	0.99x
Total	**$ 3,339,787**	**$ 70,929**	**169**	**93**	**16,956**	**85.8**	**$ 5,930**	**1.25x/1.31x[(1)]**	**1.06x/1.10x[(1)]**

(1) Brookdale Facility EBITDARM and EBITDAR CFC, pro forma to reflect the Brookdale Transaction, is 1.40x and 1.22x, respectively. Total Facility EBITDARM and EBITDAR CFC, pro forma to reflect the Brookdale Transaction, is 1.31x and 1.10x, respectively.

27

Senior Housing Triple-net | Same Property Portfolio

Dollars in thousands, except REVPOR

	2Q17	3Q17	4Q17	1Q18	2Q18
Property count	158	158	158	158	158
Investment	$ 3,154,808	$ 3,161,495	$ 3,170,516	$ 3,174,159	$ 3,174,273
Units	16,111	16,114	16,111	16,111	16,112
Occupancy %	87.1	86.4	86.5	86.5	85.6
REVPOR Triple-net	$ 5,924	$ 5,938	$ 5,948	$ 5,976	$ 6,039
Facility EBITDARM CFC	1.36x	1.33x	1.30x	1.28x	1.26x/1.31x (1)
Facility EBITDAR CFC	1.15x	1.12x	1.10x	1.08x	1.06x/1.10x (1)
Rental and Operating Revenues	$ 63,899	$ 63,597	$ 78,392 (2)	$ 65,424	$ 65,410
Operating Expenses	(113)	(119)	(114)	(120)	(98)
NOI	**$ 63,787**	**$ 63,478**	**$ 78,278** (2)	**$ 65,303**	**$ 65,312**
Cash Rental and Operating Revenues	$ 65,876	$ 65,354	$ 68,524	$ 63,489	$ 66,347
Cash Operating Expenses	(100)	(106)	(101)	(107)	(85)
Cash NOI	**$ 65,776**	**$ 65,248**	**$ 68,422**	**$ 63,382**	**$ 66,262**
			Year-Over-Year Three-Month SPP Growth		**0.7%**

(1) Facility EBITDARM and EBITDAR CFC, pro forma to reflect the Brookdale Transaction, is 1.31x and 1.10x, respectively.
(2) Includes non-cash adjustments related to the Brookdale Transaction from the value associated with the right to terminate certain triple-net leases, partially offset by the write-off of lease-related intangible assets. Refer to the 4Q17 Earnings Release and Supplemental Report for additional information.

28

Senior Housing Triple-net | New Supply

As of and for the quarter ended June 30, 2018, dollars in thousands

NEW SUPPLY ANALYSIS

	Senior Housing Triple-net Portfolio			5-Mile Radius[1]						
MSA	**Units**	**Cash NOI**	**% of Triple-net Cash NOI**	**Properties/ Units Under Construction[2]**	**Cash NOI Exposed to New Supply[3]**	**5-Year 80+ Population Growth % 2018-2023**	**80+ Penetration Rate %**	**Median Household Income**	**Median Home Value**	**Unemploy-ment %**
US National Average						*13.2*	*11.8*	*$ 58*	*$ 218*	*4.8*
Washington, DC	1,329	$ 6,753	9.5	4 / 421	$ 2,084	14.5	12.7	108	529	3.0
New York, NY	1,146	6,053	8.5	5 / 601	2,810	10.7	3.6	90	529	4.8
Philadelphia, PA	728	4,110	5.8	1 / 64	804	5.5	13.3	86	311	5.0
Seattle, WA	513	2,794	3.9	-- / --	—	15.0	14.5	90	527	4.8
Portland, OR	986	2,608	3.7	4 / 388	1,122	14.7	22.0	67	337	4.5
San Francisco, CA	359	2,557	3.6	1 / 16	1,707	13.1	12.2	89	615	3.9
Los Angeles, CA	385	2,520	3.6	1 / 40	479	9.7	6.6	75	738	4.3
Chicago, IL	530	2,479	3.5	1 / 90	407	9.8	8.6	78	309	6.8
Denver, CO	414	2,136	3.0	1 / 163	748	15.7	17.7	66	374	3.4
Dallas, TX	632	2,086	2.9	-- / --	—	18.8	16.2	67	182	4.1
Jacksonville, FL	486	1,997	2.8	1 / 328	1,318	15.0	19.5	56	222	4.1
Atlanta, GA	560	1,697	2.4	4 / 515	808	18.1	18.0	70	302	3.5
Baltimore, MD	293	1,565	2.2	3 / 274	1,242	15.8	9.3	90	367	4.6
Austin, TX	269	1,543	2.2	1 / 206	1,543	17.6	13.4	55	383	3.5
Sebastian, FL	298	1,505	2.1	-- / --	—	12.5	8.5	49	237	8.5
Charlotte, NC	449	1,470	2.1	-- / --	—	17.9	19.3	63	218	4.7
Detroit, MI	330	1,311	1.8	4 / 364	1,019	10.8	21.4	74	230	3.6
Sacramento, CA	352	1,308	1.8	2 / 144	650	10.1	15.0	70	381	5.3
Providence, RI	276	1,237	1.7	-- / --	—	6.4	11.2	59	319	6.0
Miami, FL	366	1,009	1.4	-- / --	—	10.5	8.3	55	246	5.1
Remaining	6,255	22,189	31.3	11 / 1,211	3,098	12.0	13.9	60	266	4.4
Total	**16,956**	**$ 70,929**	**100.0**	**44 / 4,825**	**$ 19,839**	**11.9**	**11.1**	**$ 73**	**$ 368**	**4.4**
% of Total Cash NOI and Interest Income					**6.8%**					

(1) Demographic data provided by Environmental Systems Research Institute ("ESRI") for 2018. Construction and supply data provided by National Investment Center for Senior Housing and Care ("NIC") for the quarter ended June 30, 2018. Data reflects a 5-mile radius around each community and is weighted by Cash NOI. See Glossary for further discussion.

(2) Represents the number of properties and units with similar care types that are under construction.

(3) Represents total Cash NOI exposed to new construction and material expansions.

29

SHOP

As of and for the quarter ended June 30, 2018, dollars in thousands, except REVPOR

INVESTMENTS

	Property Count	Investment	Cash NOI	Units	Occupancy %	REVPOR SHOP
Operator						
Brookdale	57	$ 1,438,589	$ 22,263	8,127	85.3	$ 3,821
Atria Senior Living	25	565,240	8,250	3,398	85.8	3,945
Senior Lifestyle Corp.	7	196,864	2,476	640	81.6	5,545
Sunrise Senior Living	3	116,427	1,823	500	84.2	4,618
Remaining	10	183,255	1,650	862	78.6	4,770
Total	**102**	**$ 2,500,375**	**$ 36,461**	**13,527**	**84.6**	**$ 4,027**

TOTAL OPERATING PORTFOLIO

	2Q17	3Q17	4Q17	1Q18	2Q18
Property count	81	84	102	100	102
Investment	$ 2,322,058	$ 2,348,506	$ 2,606,937	$ 2,600,444	$ 2,500,375
Units	12,047	12,205	13,744	13,580	13,527
Occupancy %	86.8	86.6	87.3	85.5	84.6
REVPOR SHOP	$ 3,999	$ 3,992	$ 3,978	$ 4,069	$ 4,027
Rental and Operating Revenues	$ 125,416	$ 126,040	$ 133,789	$ 144,670	$ 138,352
Operating Expenses	(85,866)	(86,821)	(129,265) [(1)]	(101,746)	(101,767)
NOI	**$ 39,550**	**$ 39,219**	**$ 4,524** [(1)]	**$ 42,925**	**$ 36,585**
Cash Rental and Operating Revenues	$ 125,527	$ 126,279	$ 132,718	$ 142,318	$ 136,700
Cash Operating Expenses	(85,965)	(87,095)	(94,633)	(101,001)	(100,239)
Cash NOI	**$ 39,562**	**$ 39,184**	**$ 38,084**	**$ 41,317**	**$ 36,461**
Cash NOI Margin %	31.5	31.0	28.7	29.0	26.7

(1) Includes non-cash adjustments related to management contract terminations in conjunction with the Brookdale Transaction. Refer to the 4Q17 Earnings Release and Supplemental Report for additional information.

30

SHOP | MSA

As of and for the quarter ended June 30, 2018, dollars in thousands, except REVPOR

OPERATING PORTFOLIO METRICS

MSA	Investment	Cash NOI	% of SHOP Cash NOI	Units[1] AL	Units[1] IL	Occupancy %	REVPOR SHOP[1] AL	REVPOR SHOP[1] IL
Houston, TX	$ 353,522	$ 6,869	18.8	311	1,962	92.1	$ 6,204	$ 3,086
Miami, FL	219,080	2,968	8.1	702	674	83.9	4,484	3,416
Chicago, IL	180,216	2,914	8.0	—	946	89.7	—	3,339
Denver, CO	173,806	2,594	7.1	154	437	93.2	4,261	4,030
Washington, DC	145,301	2,077	5.7	468	—	85.6	5,985	—
Tampa, FL	107,432	2,067	5.7	182	424	86.9	3,984	3,928
Baltimore, MD	108,913	1,287	3.5	321	—	80.3	5,808	—
Dallas, TX	71,315	1,264	3.5	286	216	86.1	4,101	—
Richmond, VA	63,154	1,027	2.8	204	—	74.2	5,544	—
Sarasota, FL	88,165	999	2.7	259	164	76.0	4,018	4,793
Memphis, TN	72,397	967	2.7	—	182	91.4	—	5,711
Phoenix, AZ	42,177	965	2.6	—	211	89.5	—	4,053
Providence, RI	116,070	960	2.6	478	305	80.0	4,398	4,943
Austin, TX	38,304	745	2.0	136	—	96.2	5,200	—
Los Angeles, CA	16,520	691	1.9	135	—	N/A	—	—
Boston, MA	57,696	635	1.7	182	—	81.5	7,703	—
Fresno, CA	39,354	624	1.7	—	172	88.9	—	3,714
Boulder, CO	41,138	619	1.7	—	96	97.2	—	4,289
Albuquerque, NM	27,512	597	1.6	261	—	82.2	3,776	—
Charlotte, NC	44,928	461	1.3	135	—	N/A	—	—
Remaining	493,374	5,131	14.1	2,635	888	78.7	3,695	3,857
Total	**$ 2,500,375**	**$ 36,461**	**100.0**	**6,850**	**6,677**	**84.6**	**$ 4,392**	**$ 3,677**

(1) Units and REVPOR SHOP are based on the majority type within each community. AL includes needs-based care such as memory care.

31

SHOP | Same Property Portfolio

Dollars in thousands, except REVPOR

	2Q17	3Q17	4Q17	1Q18	2Q18
Property count	55	55	55	55	55
Investment	$ 1,558,933	$ 1,560,087	$ 1,567,718	$ 1,571,885	$ 1,579,990
Units	7,537	7,538	7,536	7,532	7,532
Occupancy %	87.1	87.1	87.9	87.4	85.9
REVPOR SHOP	$ 4,165	$ 4,162	$ 4,160	$ 4,265	$ 4,272
Rental and Operating Revenues	$ 81,948	$ 81,803	$ 82,570	$ 84,852	$ 83,045
Operating Expenses	(55,484)	(55,433)	(77,211) [1]	(57,622)	(58,500)
NOI	**$ 26,463**	**$ 26,369**	**$ 5,359** [1]	**$ 27,230**	**$ 24,545**
Cash Rental and Operating Revenues	$ 82,011	$ 81,987	$ 82,703	$ 84,269	$ 82,897
Cash Operating Expenses	(55,492)	(55,588)	(56,648)	(56,664)	(57,534)
Cash NOI	**$ 26,519**	**$ 26,399**	**$ 26,056**	**$ 27,605**	**$ 25,364**
Cash NOI Margin %	32.3	32.2	31.5	32.8	30.6
		Year-Over-Year Three-Month SPP Growth			**(4.4%)**

COMPONENTS OF 2Q18 SHOP SPP CASH NOI GROWTH

	Core Portfolio[2]	Transition/Sales Portfolio[3]	Total
Property count	33	22	55
SPP Cash NOI Growth	2.9%	(15.3%)	(4.4%)

(1) Includes non-cash adjustments related to management contract terminations in conjunction with the Brookdale Transaction. Refer to the 4Q17 Earnings Release and Supplemental Report for additional information.
(2) Includes 17 properties managed by Brookdale and 16 properties managed by four operators that are not expected to undergo a transition or sale during 2018.
(3) Represents properties managed by Brookdale that have transitioned or are expected to transition to new operators or sell in 2018.

32

SHOP | New Supply

As of and for the quarter ended June 30, 2018, dollars in thousands

NEW SUPPLY ANALYSIS

	SHOP			5-Mile Radius[1]						
MSA	Units	Cash NOI	% of SHOP Cash NOI	Properties/ Units Under Construction[2]	Cash NOI Exposed to New Supply[3]	5-Year 80+ Population Growth % 2018-2023	80+ Penetration Rate %	Median Household Income	Median Home Value	Unemploy-ment%
US National Average						*13.2*	*11.8*	*$ 58*	*$ 218*	*4.8*
Houston, TX	2,273	$ 6,869	18.8	3 / 611	$ 2,513	21.1	19.8	77	286	4.5
Miami, FL	1,376	2,968	8.1	4 / 485	825	9.4	8.6	52	209	6.6
Chicago, IL	946	2,914	8.0	1 / 68	583	10.3	13.9	89	321	4.8
Denver, CO	591	2,594	7.1	3 / 608	1,958	13.6	16.6	58	324	3.6
Washington, DC	468	2,077	5.7	2 / 158	705	13.8	8.4	107	433	3.7
Tampa, FL	606	2,067	5.7	-- / --	—	9.8	11.4	48	186	4.4
Baltimore, MD	321	1,287	3.5	-- / --	—	10.5	5.9	80	306	4.8
Dallas, TX	502	1,264	3.5	1 / 180	258	15.9	16.3	57	162	5.0
Richmond, VA	204	1,027	2.8	2 / 43	1,027	11.9	36.6	87	337	3.0
Sarasota, FL	423	999	2.7	3 / 288	373	12.8	13.2	54	247	3.8
Memphis, TN	182	967	2.7	1 / 44	967	14.2	24.3	73	243	3.6
Phoenix, AZ	211	965	2.6	1 / 128	965	9.5	13.6	55	199	5.2
Providence, RI	783	960	2.6	-- / --	—	4.6	7.2	54	253	6.2
Austin, TX	136	745	2.0	1 / 86	353	28.3	24.9	55	211	3.9
Los Angeles, CA	135	691	1.9	-- / --	—	22.0	4.9	101	749	3.4
Boston, MA	182	635	1.7	1 / 72	591	9.2	10.7	87	612	3.6
Fresno, CA	172	624	1.7	-- / --	—	6.2	12.3	61	334	5.0
Boulder, CO	96	619	1.7	-- / --	—	18.1	23.9	61	592	3.9
Albuquerque, NM	261	597	1.6	-- / --	—	6.0	6.0	42	188	5.8
Charlotte, NC	135	461	1.3	-- / --	—	27.7	16.8	70	273	5.0
Remaining	3,523	5,131	14.1	8 / 753	684	10.9	13.3	54	190	5.1
Total	**13,527**	**$ 36,461**	**100.0**	**31 / 3,524**	**$ 11,802**	**12.7**	**13.6**	**$ 68**	**$ 282**	**4.6**
% of Total Cash NOI and Interest Income					**4.0%**					

(1) Demographic data provided by ESRI for 2018. Construction and supply data provided by NIC for the quarter ended June 30, 2018. Data reflects a 5-mile radius around each community and is weighted by Cash NOI. See Glossary for further discussion.
(2) Represents the number of properties and units with similar care types that are under construction.
(3) Represents total Cash NOI exposed to new construction and material expansions.

33

Life Science As of and for the quarter ended June 30, 2018, dollars and square feet in thousands INVESTMENTS(1) Property Cash Square Occupancy MSA Count Investment NOI Feet % San Francisco, CA/San Jose, CA 85 $ 3,070,349 $ 57,689 4,948 96.5 San Diego, CA 28 760,582 13,458 1,925 93.9 Boston, MA 2 236,080 1,532 397 70.2 (2) Remaining 8 153,996 3,386 512 100.0 123 $ 4,221,008 $ 76,067 7,782 94.8 SAME PROPERTY PORTFOLIO 2Q17 3Q17 4Q17 1Q18 2Q18 Property Count 108 108 108 108 108 Investment $ 3,165,777 $ 3,171,559 $ 3,180,015 $ 3,192,948 $ 3,218,052 Square Feet 6,353 6,353 6,353 6,357 6,357 Occupancy % 96.3 96.3 95.6 94.3 95.5 Rental and Operating Revenues $ 75,679 $ 76,643 $ 78,290 $ 75,584 $ 76,465 Operating Expenses (15,910) (16,671) (16,740) (15,428) (16,141) NOI $ 59,769 $ 59,972 $ 61,550 $ 60,156 $ 60,324 Cash Rental and Operating Revenues $ 76,473 $ 77,295 $ 77,255 $ 75,501 $ 77,026 Cash Operating Expenses (15,890) (16,651) (16,720) (15,409) (16,124) Cash NOI $ 60,582 $ 60,644 $ 60,535 $ 60,092 $ 60,902 Year-Over-Year Three-Month SPP Growth % 0.5% (1) Excludes ten properties that are in Development. (2) Represents the Hayden Campus which is 97% leased as of June 2018. Occupancy relating to recently leased space is projected to occur by the end of 2018.  34

Life Science

As of June 30, 2018, dollars and square feet in thousands

SELECTED LEASE EXPIRATION DATA (NEXT 5 YEARS)[1]

	Total				San Francisco / San Jose		San Diego		Boston		Remaining	
Year	Leased Square Feet	%	Annualized Base Rent	%	Square Feet	Annualized Base Rent	Square Feet	Annualized Base Rent	Square Feet	Annualized Base Rent	Square Feet	Annualized Base Rent
2018[2]	277	4	$ 9,389	3	217	$ 8,226	24	$ 583	—	$ —	36	$ 579
2019	751	11	30,157	10	297	9,508	375	17,369	80	3,279	—	—
2020	549	8	19,576	7	317	11,944	232	7,633	—	—	—	—
2021	963	14	51,871	17	812	46,974	151	4,898	—	—	—	—
2022	616	9	22,524	8	344	14,708	202	5,952	—	—	70	1,864
Thereafter	3,882	55	166,547	56	2,454	123,720	823	22,895	199	7,989	406	11,943
	7,038	**100**	**$ 300,063**	**100**	**4,441**	**$ 215,079**	**1,807**	**$ 59,331**	**279**	**$ 11,268**	**512**	**$ 14,386**

TENANT CONCENTRATION[1]

	Remaining Lease Term in Years	Leased Square Feet		Annualized Base Rent		
		Amount	% of Total	Amount	% of Total	Credit Rating
Amgen	4.2	684	10	$ 49,483	16	A
Google	4.2	729	10	31,230	10	AA+
Takeda	0.9	166	2	9,781	3	A-
Rigel Pharmaceuticals	4.6	147	2	8,992	3	—
AstraZeneca Pharmaceuticals	8.7	156	2	8,371	3	BBB+
Myriad Genetics	6.9	310	4	7,798	3	—
Shire	10.3	184	3	7,172	2	BBB-
Five Prime	9.5	115	2	6,789	2	—
NuVasive	16.0	169	2	6,586	2	—
General Atomics	13.4	397	6	6,068	2	—
Remaining	4.8	3,981	57	157,793	53	
	5.3	**7,038**	**100**	**$ 300,063**	**100**	


University, Government, Research 4%
Public Biotech / Medical Device 45%
Office and R&D 17%
Pharma 18%
Private Biotech / Medical Device 17%

(1) Excludes 337,000 square feet and annualized base rent of $21 million related to four properties sold to Genentech in July 2018.
(2) Includes month-to-month and holdover leases.

35

Life Science Square feet in thousands LEASING ACTIVITY Annualized HCP Tenant Leased Base Rent % Change in Improvements Leasing Costs Average Lease Retention Square Feet Per Sq. Ft. Cash Rents per Sq. Ft. per Sq. Ft. Term (Months) Rate YTD Leased Square Feet as of March 31, 2018 7,269 $ 43.17 Expirations (279) 23.27 Renewals, amendments and extensions 266 27.77 23.8 $ 11.56 $ 5.53 41 64.6% New leases 132 44.89 126.80 14.61 95 Terminations (13) 38.07 Leased Square Feet as of June 30, 2018 7,375 $ 43.58 Rendering of Sierra Point Development South San Francisco, CA 3636

Medical Office

As of and for the quarter ended June 30, 2018, dollars and square feet in thousands

PORTFOLIO BY MARKET

					Square Feet						
					On-campus[1]		Off-campus[2]		Total		
MSA	**Property Count**	**Investment**	**Cash NOI**	**Occupancy %**	**Multi-tenant**	**Single-tenant**	**Multi-tenant**	**Single-tenant**	**Multi-tenant**	**Single-tenant**	**% of Total**
Dallas, TX	27	$ 552,899	$ 9,819	89.3	1,860	34	326	54	2,186	88	12
Houston, TX	29	556,426	8,949	92.6	1,196	1,365	287	—	1,483	1,365	15
Seattle, WA	6	217,619	6,182	93.9	667	—	—	—	667	—	4
Denver, CO	16	278,533	5,318	89.8	1,022	—	35	—	1,058	—	6
Nashville, TN	14	164,588	4,994	95.9	1,288	10	—	—	1,288	10	7
Louisville, KY	11	213,760	4,195	93.8	566	17	447	15	1,013	32	6
Philadelphia, PA	3	278,927	3,531	87.9	705	—	213	90	918	90	5
Salt Lake City, UT	13	146,425	3,428	96.6	434	63	154	116	587	179	4
Phoenix, AZ	13	176,716	2,963	88.9	519	—	208	—	727	—	4
San Diego, CA	5	109,629	2,173	96.6	—	176	155	—	155	176	2
Miami, FL	10	96,968	2,167	86.2	498	—	—	30	498	30	3
Las Vegas, NV	7	122,416	1,714	83.3	536	—	—	—	536	—	3
Kansas City, MO	3	77,881	1,492	96.3	260	—	—	8	260	8	1
Los Angeles, CA	5	89,019	1,387	81.1	106	—	174	—	280	—	2
San Antonio, TX	4	70,257	1,192	78.4	353	—	—	—	353	—	2
Ogden, UT	9	63,255	1,184	88.1	269	—	13	68	282	68	2
Sacramento, CA	2	74,494	981	94.4	—	—	29	92	29	92	1
Washington, DC	3	64,266	957	80.7	55	29	99	—	154	29	1
Baltimore, MD	3	31,624	816	98.5	—	63	38	58	38	121	1
San Francisco, CA	1	41,955	775	100.0	—	—	—	104	—	104	1
Remaining	70	798,564	12,768	94.9	1,565	1,273	404	325	1,969	1,598	19
	254	**$ 4,226,220**	**$ 76,982**	**91.7**	**11,900**	**3,030**	**2,582**	**960**	**14,482**	**3,990**	**100**

(1) Includes 6.4 million square feet subject to ground leases with average expirations of 55 years and renewal options generally ranging from 10 to 25 years.
(2) Includes medical office buildings that are off-campus, adjacent (within 0.25 miles of a hospital campus) and anchored (50% or more leased by a health system).

37

Medical Office

As of and for the quarter ended June 30, 2018, square feet in thousands

SQUARE FEET BY HEALTH SYSTEM

			Square Feet						Directly Leased by Health System	
Health System	Health System Rank[1]	Credit Rating	On-Campus	Anchored[2]	Adjacent[2]	Off-Campus	Total	% of Total	% Square Feet	% of Annualized Base Rent
HCA	2	Ba1	7,283	60	236	—	7,579	41.0	16.5	18.7
Memorial Hermann Health System	40	A1	1,570	80	—	—	1,650	8.9	9.2	4.8
Community Health Systems, Inc.	8	Caa2	1,284	51	—	—	1,334	7.2	7.1	4.5
Norton Healthcare	105	—	583	15	328	—	927	5.0	3.1	3.1
Jefferson Health	60	A2	705	—	—	—	705	3.8	2.2	2.4
Providence Health & Services	4	Aa3	563	—	—	—	563	3.1	1.5	2.4
Steward Health Care	N/A	—	547	—	—	—	547	3.0	1.8	1.7
HonorHealth	134	A2	421	—	—	—	421	2.3	0.9	1.1
Remaining - credit rated			1,637	754	580	—	2,971	16.1		
Non-credit rated			336	226	56	1,156	1,774	9.6		
Total			**14,930**	**1,185**	**1,200**	**1,156**	**18,472**	**100.0**	**42.3**	**38.7**
% of Total			**80.8**	**6.4**	**6.5**	**6.3**				
Total Healthcare Affiliated				**93.7%**						

LEASING ACTIVITY

	Leased Square Feet	Annualized Base Rent Per Sq. Ft.	% Change in Cash Rents[3]	HCP Tenant Improvements per Sq. Ft.	Leasing Costs per Sq. Ft.	Average Lease Term (Months)	Retention Rate YTD
Leased Square Feet as of March 31, 2018	**16,989**	**$ 23.21**					
Expirations	(696)	23.26					
Renewals, amendments and extensions	509	22.68	—	$ 8.25	$ 3.10	55	75.6%
New leases	150	24.86		27.81	6.68	71	
Terminations	(8)	23.95					
Leased Square Feet as of June 30, 2018	**16,944**	**$ 23.35**					

(1) Ranked by revenue based on the 2017 *Modern Healthcare's Healthcare Systems Financial Database*. Systems denoted as N/A are not reported.
(2) Denotes whether the medical office building is adjacent (within 0.25 miles) to a hospital campus or anchored (50% or more is leased to a health system).
(3) For comparative purposes, reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease.

38

Medical Office

As of and for the quarter ended June 30, 2018, dollars and square feet in thousands

SELECTED LEASE EXPIRATION DATA (NEXT 5 YEARS)

	Total				On-Campus		Off-Campus	
Year	Leased Square Feet	%	Annualized Base Rent	%	Square Feet	Annualized Base Rent	Square Feet	Annualized Base Rent
2018[1]	1,877	11	$ 46,845	12	1,555	$ 39,367	322	$ 7,478
2019	2,261	13	55,068	14	1,752	42,725	510	12,342
2020	2,295	14	59,400	15	1,997	52,603	298	6,797
2021	1,734	10	43,835	11	1,436	36,503	298	7,331
2022	1,726	10	43,180	11	1,312	32,621	414	10,559
Thereafter	7,049	42	147,247	37	5,668	115,077	1,381	32,169
	16,944	**100**	**$ 395,574**	**100**	**13,720**	**$ 318,897**	**3,224**	**$ 76,677**

SAME PROPERTY PORTFOLIO

	2Q17	3Q17	4Q17	1Q18	2Q18
Property Count	226	226	226	226	226
Investment	$ 3,435,040	$ 3,445,622	$ 3,466,529	$ 3,490,448	$ 3,510,275
Square feet	16,362	16,362	16,361	16,367	16,367
Occupancy %	92.5	92.3	92.0	92.2	91.9
Rental and Operating Revenues	$ 105,068	$ 105,860	$ 105,385	$ 105,286	$ 106,525
Operating Expenses	(38,883)	(39,252)	(37,949)	(38,109)	(38,747)
NOI	**$ 66,185**	**$ 66,608**	**$ 67,436**	**$ 67,177**	**$ 67,778**
Cash Rental and Operating Revenues	$ 104,123	$ 105,118	$ 104,617	$ 104,318	$ 105,624
Cash Operating Expenses	(38,300)	(38,674)	(37,365)	(37,537)	(38,175)
Cash NOI	**$ 65,823**	**$ 66,444**	**$ 67,252**	**$ 66,781**	**$ 67,449**
		Year-Over-Year Three-Month SPP Growth %			**2.5%**

(1) Includes month-to-month and holdover leases.

39

Other Wholly-owned As of and for the quarter ended June 30, 2018, dollars in thousands LEASED PROPERTIES Facility Facility Property Occupancy EBITDARM EBITDAR Type/Operator Count Investment Cash NOI Beds %(1) CFC(1) CFC(1) Hospitals Acute care 4 $ 342,202 $ 13,826 1,442 48.5 9.32x 8.76x Remaining 10 189,876 5,724 696 53.0 3.77x 3.49x 14 $ 532,079 $ 19,550 2,138 51.2 7.50x 7.03x Post-acute/skilled Wholly-Owned 1 $ 17,909 $ 314 120 88.8 1.86x 1.49x United Kingdom(2) — $ — $ 10,275 Total Leased Properties 15 $ 549,987 $ 30,139 DEBT INVESTMENTS Weighted Average Interest Maturity in Investment Income Yield Years Maria Mallaband - U.K.(3) $ 14,345 $ 355 9.8% 2.7 Remaining 43,287 1,092 8.6% 3.8 Total Debt Investments $ 57,632 $ 1,447 (1) Certain operators in our hospital portfolio are not required under their respective leases to provide operational data. (2) In June 2018, we closed on the previously announced U.K. JV through which we sold a 51% interest in our U.K. assets. We retained a 49% noncontrolling interest in the JV and received total proceeds of $402.4 million. The Cash NOI represents activity for the 90 days of the quarter the U.K. assets were wholly-owned. (3) Represents a development loan that was excluded from the U.K. JV. 40

Other Same Property Portfolio - Wholly-owned As of and for the quarter ended June 30, 2018, dollars in thousands OTHER 2Q17 3Q17 4Q17 1Q18 2Q18 Property count 15 15 15 15 15 Investment $ 548,818 $ 548,818 $ 548,818 $ 549,968 $ 549,987 Beds 2,254 2,254 2,254 2,254 2,258 Occupancy %(1) 52.1 50.7 48.6 47.7 51.2 Facility EBITDARM CFC(1) 6.50x 6.52x 6.83x 7.11x 7.50x Facility EBITDAR CFC(1) 6.06x 6.08x 6.38x 6.65x 7.03x Rental and Operating Revenues $ 20,768 $ 20,856 $ 21,095 $ 21,684 $ 21,876 Operating Expenses (1,047) (1,094) (1,226) (1,176) (1,273) NOI $ 19,721 $ 19,762 $ 19,869 $ 20,508 $ 20,603 Cash Rental and Operating Revenues $ 20,602 $ 20,237 $ 20,481 $ 20,994 $ 21,156 Cash Operating Expenses (1,047) (1,094) (1,226) (1,176) (1,273) Cash NOI $ 19,556 $ 19,143 $ 19,255 $ 19,817 $ 19,882 Year-Over-Year Three-Month SPP Growth 1.7% (1) Excludes certain operators in our hospital portfolio that are not required under their respective leases to provide operational data and excludes data for one post-acute/skilled property. 41

Other | Unconsolidated JVs[1]

As of and for the quarter ended June 30, 2018, dollars and square feet in thousands

SELECTED FINANCIAL DATA AT 100%	Total	CCRC JV	RIDEA II JV[2]	Other SHOP JVs	U.K. JV[3]	Life Science	Medical Office	Remaining
Joint ventures' Investment	$ 2,454,847	$ 1,467,184	$ —	$ 242,568	$ 525,050	$ 160,166	$ 50,303	$ 9,576
Joint ventures' mortgage debt	1,043,446	619,772	—	127,676	292,953	—	—	3,045
Property count	103	15	—	10	68	4	3	3
Capacity		7,262 Units	—	645 Units	3,640 Beds	278 Sq. Ft.	294 Sq. Ft.	360 Beds
Occupancy %		85.8	—	94.0	89.8	96.3	77.0	79.3
Total revenues	$ 164,306	$ 104,394	$ 46,612	$ 9,142	$ 242	$ 1,819	$ 1,656	$ 441
Operating expenses	(129,204)	(83,771)	(37,733)	(6,286)	—	(541)	(857)	(16)
NOI	**$ 35,102**	**$ 20,623**	**$ 8,879**	**$ 2,856**	**$ 242**	**$ 1,278**	**$ 799**	**$ 425**
Depreciation and amortization	(34,082)	(24,334)	(6,777)	(1,735)	(76)	(562)	(527)	(71)
General and administrative expenses	716	480	376	(45)	(15)	(7)	(59)	(14)
Interest expense and other	(15,295)	(6,906)	(7,000)	(1,298)	(84)	76	—	(83)
Gain (loss) on sales of real estate, net	(3,906)	—	(3,906)	—	—	—	—	—
Net income (loss)	**$ (17,465)**	**$ (10,137)**	**$ (8,428)**	**$ (222)**	**$ 67**	**$ 785**	**$ 213**	**$ 257**
Depreciation and amortization	34,082	24,334	6,777	1,735	76	562	527	71
Loss (gain) on sales of real estate, net	3,906	—	3,906	—	—	—	—	—
FFO	**$ 20,523**	**$ 14,197**	**$ 2,255**	**$ 1,513**	**$ 143**	**$ 1,347**	**$ 740**	**$ 328**
Non-refundable Entrance Fee sales, net[4]	7,454	7,454	—	—	—	—	—	—
Non-cash adjustments to NOI	291	7	325	—	(27)	(60)	46	—
Non-cash adjustments to net income	2,748	262	2,379	67	38	—	—	2
FAD capital expenditures	(7,352)	(3,957)	(2,985)	(212)	—	—	(198)	—
FAD	**$ 23,664**	**$ 17,963**	**$ 1,974**	**$ 1,368**	**$ 154**	**$ 1,287**	**$ 588**	**$ 330**
HCP's SHARE OF UNCONSOLIDATED JVs								
HCP's ownership percentage		49%	40% - 45%	45% - 90%	49%	50% - 63%	20% - 67%	80%
HCP's net equity investment[5]	$ 431,305	$ 188,432	$ —	$ 59,340	$ 104,955	$ 64,814	$ 12,428	$ 1,336
Mortgage debt[5]	321,227	104,060	—	73,620	143,547	—	—	—
NOI	16,700	10,105	3,549	1,367	119	813	407	340
Cash NOI	19,869	13,189	3,685	1,367	105	769	414	340
Net income (loss)[5]	(101)	(2,429)	2,101	(357)	33	143	203	205
FFO[5]	16,061	9,063	4,824	595	70	851	397	261
FAD[5]	15,586	10,863	2,711	524	75	807	343	263

(1) Excludes land held for development and includes two senior housing developments, two life science redevelopments and a U.K. Debt Investment of $9.6 million (at 100%).
(2) On June 1, 2018, we sold our remaining ownership interest in the RIDEA II JV generating proceeds of $332 million.
(3) In June 2018, we closed on the previously announced U.K. JV through which we sold a 51% interest in our U.K. assets, generating proceeds of $402 million, including $146 million of third party property-level financing at our share. The selected financial data includes two days of revenue and expense items for the U.K. JV.
(4) Includes $15.2 million related to non-refundable Entrance Fees (net of reserve for early terminations) included in FAD as the fees are collected by our CCRC JV, partially offset by $7.7 million related to non-refundable Entrance Fee amortization recognized on an FFO basis over the estimated stay of the residents. See Entrance Fees in Glossary.
(5) HCP's pro rata share excludes activity related to $195 million of debt funded by HCP at the CCRC JV and $242 million of debt funded by HCP at the RIDEA II JV, which was repaid in June 2018.

42

Other | Unconsolidated JV Capital

Represents HCP's pro rata share of unconsolidated JVs for the quarter ended June 30, 2018, dollars in thousands

UNCONSOLIDATED JV CAPITAL

	Three Months Ended June 30, 2018	Six Months Ended June 30, 2018
FAD capital expenditures	$ 3,324	$ 6,100
Revenue enhancing capital expenditures	3,358	6,180
Lease commissions - Dev/Redev/Acq	425	425
Development	5,563	9,257
Redevelopment	1,588	1,738
Capitalized interest	700	763
Total capital expenditures	**$ 14,958**	**$ 24,464**

DEVELOPMENT PROJECTS IN PROCESS

Project	MSA	Property Type	Property Count	CIP	Cost to Complete	Total at Completion	Units	Project Start	Actual / Estimated Occupancy Initial	Actual / Estimated Occupancy Stabilized
Otay Ranch	San Diego, CA	Senior housing	1	$ 18,627	$ 9,217	$ 27,844	111	2Q17	4Q18	1Q21
Waldwick	New York, NY	Senior housing	1	7,807	18,085	25,892	79	3Q17	1Q19	1Q21
			2	**$ 26,434**	**$ 27,302**	**$ 53,736**	**190**			

REDEVELOPMENT PROJECTS IN PROCESS

Project	MSA	Property Type	Property Count	Incremental Costs CIP(1)	Incremental Costs Cost to Complete(1)	Incremental Costs Total	Project Start	Estimated Completion
Biotech Gateway	San Francisco, CA	Life Science	2	$ 1,756	$ 24,085	$ 25,841	1Q18	1Q19

LAND HELD FOR DEVELOPMENT

Project	MSA	Property Type	Gross Site Acreage	Estimated Rentable Units	Investment to Date
Oakmont Village	Santa Rosa, CA	Senior housing	3	74	$ 2,292
Brandywine	Philadelphia, PA	Senior housing	8	67	797
			11	**141**	**$ 3,089**

(1) Includes lease commissions incurred to date and projected lease commissions through stabilization.

43

Other CCRC JV Dollars in thousands, except REVPOR CCRC JV 2Q17 3Q17 4Q17 1Q18 2Q18 Property count 15 15 15 15 15 Units 7,245 7,249 7,250 7,257 7,262 Occupancy % 85.2 84.9 85.7 86.4 85.8 REVPOR(1) $ 5,065 $ 5,094 $ 5,153 $ 5,099 $ 5,132 HCP's SHARE OF CCRC JV Investment $ 700,776 $ 705,554 $ 709,625 $ 713,996 $ 718,920 Cash Rental and Operating Revenues excluding Cash NREFs, net $ 45,761 $ 46,074 $ 47,063 $ 46,982 $ 46,983 Cash NREFs, net(2) 7,716 8,090 9,892 6,235 7,186 Cash Operating Expenses (40,601) (40,044) (41,103) (40,916) (40,980) Cash NOI $ 12,876 $ 14,120 $ 15,852 $ 12,300 $ 13,189 Margin % including NREFs, net 24.0 25.9 27.7 23.0 24.2 Year-Over-Year Three-Month Growth 2.4% (1) The 3-month average Cash Rental and Operating Revenues per occupied unit excluding Cash NREFs, net for the period presented. (2) Represents non-refundable entrance fees, net of a 15% reserve for statutory refunds due to early terminations and related management fees. See Entrance Fees in Glossary. 44

2018 Guidance

Projected full year 2018, dollars in millions, except per share amounts

	Full Year 2018 Guidance (August 2, 2018)
Net Income, FFO and FFO as Adjusted per Share Guidance	
Diluted earnings per common share	$0.79 - $0.85
Diluted FFO per common share	$1.65 - $1.69
Diluted FFO as adjusted per common share	$1.79 - $1.83
Annualized dividend per share	$1.48
Year-Over-Year SPP Cash NOI Guidance[1]	
Senior housing triple-net	0.50% - 1.50%
SHOP	(4.00%) - 0.00%
Life science	0.25% - 1.25%
Medical office	1.75% - 2.75%
Other	0.50% - 1.50%
Total Portfolio	**0.25% - 1.75%**
Other Supplemental Information - Cash Addition (Reduction)	
Amortization of deferred compensation	$17 - $19
Amortization of deferred financing costs	$12 - $14
Straight-line rents	($18) - ($22)
FAD capital expenditures[2]	($104) - ($110)
CCRC Entrance Fees, net	$16 - $19
Deferred income taxes	($10) - ($14)
Other FAD adjustments - primarily JV FAD capital	($11) - ($15)
Capital Expenditures (excluding FAD Capital Expenditures)	
1st generation tenant improvements/ICE	$82 - $88
Lease commissions - Dev/Redev/Acq	$6 - $10
Casualty related capital	$23 - $27
Revenue enhancing	$45 - $50
Development and Redevelopment	$330 - $370
HCP's Share of Unconsolidated JVs Dev/Redev	$45 - $55
HCP's Share of Unconsolidated JVs revenue enhancing and other	$20 - $25
Other Items	
Interest income	$9 - $11
General and administrative (excluding severance and related charges)	$82 - $87
Interest expense	$265 - $275
HCP's Share of Unconsolidated JVs Cash NOI[3]	$84 - $90
HCP's Share of Unconsolidated JVs FFO	$60 - $66
Net dispositions[4]	$1.8B - $2.2B @ 6.5%

(1) SPP Cash NOI guidance includes $9.0 million related to non-recurring items identified in our 4Q17 Earnings Release and Supplemental Report. Excluding these items, SPP Cash NOI guidance would be 2.00% at the mid-point.

(2) FAD capital expenditures exclude approximately $6 - $10 million related to lease commissions on Development, Redevelopment and 1st generation recently acquired vacant space, reported in Capital Expenditures below.

(3) HCP's Share of Unconsolidated JVs Total Cash NOI guidance range consists of the following:

Joint Venture	HCP's Share of Total Cash NOI	Comments
RIDEA II JV	$10	Sold June 2018
CCRC JV	$54 - $57	
U.K. JV	$8 - $10	Closed June 2018
Other JVs	$12 - $13	
Total	**$84 - $90**	

(4) Base case assumes that proceeds from dispositions are used to repay approximately $1.4 billion of debt at a blended rate of approximately 4%. The remaining proceeds are assumed to be reinvested into a combination of capital expenditures and investments. Major dispositions consist of the following:

Transaction	Timing	Proceeds	2018 Cash Yield
Tandem and other	1H18	$197	2.9%
Brookdale sales - 4 SHOP / 2 NNN	Jan/Apr 2018	$275	7.4%[A]
RIDEA II JV	June 2018	$332	6.8%
U.K. JV[B]	June 2018	$402	6.5%
Genentech PO	July 2018	$269	8.0%
BKD 3rd Party Transactions - SHOP / NNN	2H18	$428	7.6%
Other	2H18	$150 - $250	Various

(A) 6.5% cap rate based on trailing twelve month EBITDAR at time of announcement.
(B) In June, we sold a 51% interest in our U.K. assets, generating net proceeds of $402 million, including $146 million of third party property–level financing at our share.

45

Glossary

Adjusted Fixed Charge Coverage*

Adjusted EBITDA divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and our ability to meet interest payments on our outstanding debt and pay dividends to our preferred stockholders, if applicable. Our various debt agreements contain covenants that require us to maintain ratios similar to Adjusted Fixed Charge Coverage, and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain of our debt instruments. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDA and Fixed Charges.

Annualized Base Rent

The most recent month's (or subsequent month's if acquired in the most recent month) base rent including additional rent floors, cash income from DFLs and/or interest income annualized for 12 months. Annualized Base Rent excludes properties in our SHOP and properties sold or held for sale during the quarter. Further, Annualized Base Rent does not include tenant recoveries, additional rents in excess of floors and non-cash revenue adjustments (i.e., straight-line rents, amortization of market lease intangibles, DFL non-cash interest and deferred revenues). We use Annualized Base Rent for the purpose of determining Lease Expirations and Debt Investment Maturities.

Cash Flow Coverage ("CFC")*

Facility EBITDAR or Facility EBITDARM divided by the aggregate of base rent and any additional rent due to us for the trailing 12-month period one quarter in arrears from the period presented. CFC is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not HCP) to meet the operator's/tenant's related rent and other obligations to us. However, CFC is subject to the same limitations and qualifications as Facility EBITDAR or Facility EBITDARM. CFC is not presented for: (i) properties operated under a RIDEA structure; or (ii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful.

Cash Operating Expenses*

Cash Operating Expenses represents property level operating expenses (which exclude transition costs) after eliminating the effects of straight-line rents, lease termination fees and the impact of deferred community fee expense.

Cash Rental and Operating Revenues*

Cash Rental and Operating Revenues represents rental and related revenues, tenant recoveries, resident fees and services and income from DFLs after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, lease termination fees and the impact of deferred community fee income.

Completion Date - Development/Redevelopment

For Developments, management's estimate of the period the core and shell structure improvements are expected to be or have been completed. For Redevelopments, management's estimate of the period in which major construction activity in relation to the scope of the project has been or will be substantially completed and excludes the completion of tenant improvements.

Consolidated Debt

The carrying amount of bank line of credit and term loans, senior unsecured notes, mortgage debt and other debt, as reported in our consolidated financial statements.

Consolidated Gross Assets*

The carrying amount of total assets, excluding investments in and advances to our unconsolidated JVs, after adding back accumulated depreciation and amortization, as reported in our consolidated financial statements. Consolidated Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Consolidated Secured Debt

Mortgage and other debt secured by real estate, as reported in our consolidated financial statements.

Continuing Care Retirement Community ("CCRC")

A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing).

Debt Investments

Loans secured by a direct interest in real estate and mezzanine loans.

Development

Includes ground-up construction. Newly completed developments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service.

Direct Financing Lease ("DFL")

Lease for which future minimum lease payments are recorded as a receivable and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield.

EBITDA and Adjusted EBITDA*

Earnings before interest, taxes, depreciation and amortization to HCP. Adjusted EBITDA is defined as EBITDA excluding impairments (recoveries), gains or losses from sales of depreciable property, transaction-related items, prepayment costs (benefits) associated with early retirement or payment of debt, severance and related charges, litigation costs (recoveries), losses (gains) upon consolidation and deconsolidation, casualty-related charges (recoveries) and foreign currency remeasurement losses (gains). EBITDA and Adjusted EBITDA include our pro rata share of our unconsolidated JVs presented on the same basis.

Enterprise Debt*

Consolidated Debt plus our pro rata share of total debt from our unconsolidated JVs. Enterprise Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.

46

Glossary

Enterprise Gross Assets*

Consolidated Gross Assets plus our pro rata share of total gross assets from our unconsolidated JVs, after adding back accumulated depreciation and amortization. Enterprise Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Enterprise Secured Debt*

Consolidated Secured Debt plus our pro rata share of mortgage debt from our unconsolidated JVs. Enterprise Secured Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of Enterprise Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.

Entrance Fees

Certain of our communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For net income, NOI and FFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. For Cash NOI and FAD, the non-refundable entrance fees are recognized upon receipt, net of a reserve for statutory refunds due to early terminations. The refundable portion of a resident's entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as liabilities.

Facility EBITDAR and Facility EBITDARM*

Earnings before interest, taxes, depreciation, amortization and rent (and management fees), as applicable, for a particular facility accruing to the operator/tenant of the property (HCP as lessor), for the trailing 12 months and one quarter in arrears from the date reported. We use Facility EBITDAR or Facility EBITDARM in determining CFC and as a supplemental measure of the ability of the property to generate sufficient liquidity to meet related obligations to us. Facility EBITDAR includes: (i) contractual management fees; (ii) an imputed management fee of 5% of revenues for senior housing facilities and post-acute/skilled facilities, or (iii) an imputed management fee of 2% of revenues for hospitals. All facility financial performance data was derived solely from information provided by operators/tenants without independent verification by us. Facility EBITDAR and Facility EBITDARM are subject to the same limitations and qualifications as EBITDA. In addition, Facility EBITDAR and Facility EBITDARM do not represent a borrower's net income or cash flow from operations and should not be considered alternatives to those indicators. Facility EBITDAR and Facility EBITDARM are not presented for: (i) properties operated under a RIDEA structure; or (ii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful.

Financial Leverage*

Enterprise Debt divided by Enterprise Gross Assets. Financial Leverage is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Fixed Charges*

Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges also includes our pro rata share of the interest expense plus capitalized interest plus preferred stock dividends (if applicable) held from our unconsolidated JVs. Fixed Charges is a supplemental measure of our interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations.

Funds Available for Distribution ("FAD")*

See the "Funds Available for Distribution" definition included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding FAD.

Funds From Operations ("FFO") and FFO as Adjusted*

See the "Funds From Operations" definition included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding FFO and FFO as adjusted.

HCP's Share of Unconsolidated JVs

HCP's pro rata share information is prepared on a basis consistent with the comparable consolidated amounts by applying our actual ownership percentage for the period, and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio.

Healthcare Affiliated

Represents properties that are on-campus or adjacent to a healthcare system and properties that are leased 50% or more to a healthcare system.

Initial Capital Expenditures ("ICE")

Expenditures required to bring a newly acquired property up to standard. The expenditures are typically identified during underwriting and incurred within the first year of ownership.

Investment and Portfolio Investment*

Represents: (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization; and (ii) the carrying amount of DFLs and Debt Investments. Portfolio Investment also includes our pro rata share of the real estate assets and intangibles held in our unconsolidated JVs, presented on the same basis as Investment, less the value attributable to refundable Entrance Fee liabilities. Investment and Portfolio Investment exclude land held for development.

Metropolitan Statistical Areas ("MSA")

Metropolitan Statistical Areas are geographic entities delineated by the Office of Management and Budget for use by Federal Statistical agencies in collecting, tabulating, and publishing Federal statistics. A metro area contains a core urban area of 50,000 or more population, consists of one or more counties and includes the counties containing the core urban area, as well as any adjacent counties that have a high degree of social and economic integration (as measured by commuting to work) with the urban core.

47

Glossary

Net Debt*

Enterprise Debt less the carrying amount of cash and cash equivalents as reporting in our consolidated financial statements and our pro rata share of cash and cash equivalents from our unconsolidated JVs. Net Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Net Debt to Adjusted EBITDA*

Net Debt divided by Adjusted EBITDA is a supplemental measure of our ability to decrease our debt. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis, this measure may have material limitations.

Net Operating Income from Continuing Operations ("NOI") and Cash NOI*

NOI is defined as rental and related revenues, including tenant recoveries, resident fees and services, and income from DFLs, less property level operating expenses (which exclude transition costs); NOI excludes all other financial statement amounts included in net income (loss). Cash NOI is calculated as NOI after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, termination fees, and the impact of deferred community fee income and expense.

Occupancy

For life science facilities and medical office buildings, Occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to-month leases, as of the end of the period reported. For senior housing triple-net facilities, post-acute/skilled facilities and hospitals, Occupancy represents the facilities' average operating Occupancy for the trailing three-month period ended one quarter in arrears from the date reported. For SHOP properties, Occupancy represents the facilities' average operating Occupancy for the most recent calendar quarter (year-to-date for year-to-date SPP) available weighted to reflect HCP's share. The percentages are calculated based on units for senior housing facilities and available beds for post-acute/skilled facilities and hospitals. The percentages shown exclude newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant period, vacant facilities and facilities for which data is not available or meaningful. All facility financial performance data was derived solely from information provided by operators/ tenants and borrowers without independent verification by us.

Penetration Rate

Reflects the number of available senior housing units as a percentage of total population age 80 and older. This measurement is an indicator of market demand for new development and expansion projects.

Pooled Leases

Two or more leases to the same operator/tenant or their subsidiaries under which their obligations are combined by virtue of cross default protection, a pooling agreement or multiple pooling agreements, or cross-guaranties.

Portfolio Income*

Cash NOI plus interest income plus our pro rata share of Cash NOI from our unconsolidated JVs.

Redevelopment

Properties that incur major capital expenditures to significantly improve, change the use, or reposition the property pursuant to a formal redevelopment plan. Newly completed redevelopments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service.

Rental and Operating Revenues*

Includes rental related revenues, tenant recoveries, resident fees and services and income from DFLs.

Retention Rate

The ratio of total renewed square feet to the total square feet expiring and available for lease, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of the lease.

REVPOR SHOP*

The 3-month average Rental and Operating Revenues per occupied unit for the most recent period available. REVPOR SHOP excludes newly completed assets under lease-up, assets sold, acquired or transitioned to a new operating structure (such as triple-net to SHOP) during the relevant period, assets in redevelopment, and assets that experienced a casualty event that significantly impacted operations.

REVPOR Triple-net

The 3-month average facility revenue per occupied unit, one quarter in arrears from the period presented. Facility revenue consists primarily of resident rents generated at triple-net communities, which are not included in our financial results. Facility revenues are derived solely from information provided by operators/tenants without independent verification by us. REVPOR Triple-net excludes vacant facilities, newly completed assets under lease-up, assets sold, acquired or transitioned to a new operating structure (such as triple-net to SHOP) during the relevant period.

RIDEA

A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility.

Same Property Portfolio ("SPP")*

SPP NOI and Adjusted (Cash) NOI information allows us to evaluate the performance of our property portfolio under a consistent population by eliminating changes in the composition of our consolidated portfolio of properties. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis. Properties are included in SPP once they are stabilized for the full period in both comparison periods. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a transition from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure. A property is removed from SPP when it is classified as held for sale, sold, placed into redevelopment, experiences a casualty event that significantly impacts operations or changes its reporting structure (such as triple-net to SHOP).

48

Glossary Secured Debt Ratio* Enterprise Secured Debt divided by Enterprise Gross Assets. Secured Debt Ratio is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Square Feet (Sq. Ft.) The square footage for properties, excluding square footage for development or redevelopment properties prior to completion. Stabilized / Stabilization Newly acquired operating assets are generally considered Stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered Stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a transition from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure. Total Market Equity The total number of outstanding shares of our common stock multiplied by the closing price per share of our common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of our common stock on the New York Stock Exchange as of period end (adjusted for stock splits). Units/Square Feet/Beds Senior housing facilities are measured in available units (e.g., studio, one or two bedroom units). Life science facilities and medical office buildings are measured in square feet. Post-acute/skilled facilities and hospitals are measured in available beds. * Non-GAAP Supplemental Measures Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this report can be found at http://ir.hcpi.com/financial-reconciliation. 49

Adjusted EBITDA and Adjusted Debt Ratios Fixed Charge Coverage Dollars in thousands NET INCOME TO ADJUSTED EBITDA Three Months Ended June 30, 2018 Net income $ 92,928 Interest expense 73,038 Income tax expense (benefit) (4,654) Depreciation and amortization 143,292 Other depreciation and amortization 1,268 HCP’s share of unconsolidated JV: Interest expense 1,946 Income tax expense (benefit) 20 Depreciation and amortization 16,162 Other JV adjustments (882) EBITDA $ 323,118 Loss (gain) on sales of real estate, net (46,064) Taxes associated with real estate dispositions 1,147 Impairments (recoveries) of depreciable real estate, net 6,273 Transaction-related items 1,993 Other impairments (recoveries), net 7,639 Litigation costs 179 Foreign currency remeasurement losses (gains) (195) Adjusted EBITDA $ 294,090 ADJUSTED FIXED CHARGE COVERAGE Interest expense 73,038 Capitalized interest 4,455 HCP’s share of unconsolidated JV interest expense and capitalized interest 2,057 Fixed Charges $ 79,550 Adjusted Fixed Charge Coverage 3.7x 50

Debt Ratios As of and for the quarter ended June 30, 2018, dollars in thousands ENTERPRISE DEBT AND NET DEBT June 30, 2018 Bank line of credit(1) $ 545,226 Term loans(2) 222,923 Senior unsecured notes(3) 6,401,502 Mortgage debt(4) 142,560 Other debt 93,070 Consolidated Debt $ 7,405,281 HCP's share of unconsolidated JV mortgage debt 321,227 HCP's share of unconsolidated JV other debt 175,835 Enterprise Debt $ 7,902,343 Cash and cash equivalents (91,381) HCP's share of unconsolidated JV cash and cash equivalents (33,490) Net Debt $ 7,777,472 FINANCIAL LEVERAGE June 30, 2018 Enterprise Debt $ 7,902,343 Enterprise Gross Assets 17,568,547 Financial Leverage 45.0% SECURED DEBT RATIO June 30, 2018 (4) Mortgage debt $ 142,560 (1) Includes £85 million translated into USD. HCP's share of unconsolidated JV mortgage debt 321,227 (2) Represents £169 million translated into USD. Enterprise Secured Debt $ 463,787 (3) On July 16, 2018, we repaid $700 million of our 5.375% senior unsecured notes due 2021. Enterprise Gross Assets 17,568,547 (4) Includes mortgage debt of $2.2 million on assets held for Secured Debt Ratio 2.6% sale. (5) Represents the current quarter Adjusted EBITDA multiplied NET DEBT TO ADJUSTED EBITDA by a factor of four. (6) Including the $402.4 million of proceeds receivable from the Three Months Ended U.K. JV transaction (which was received on July 2, 2018), June 30, 2018 Net Debt to Adjusted EBITDA would have been 6.3x at June 30, 2018. Net Debt $ 7,777,472 Adjusted EBITDA(5) 1,176,360 Net Debt to Adjusted EBITDA 6.6x (6) 51

COMPANY

Information

BOARD OF DIRECTORS

BRIAN G. CARTWRIGHT
Chairman of the Board, HCP, Inc.
Former General Counsel
U.S. Securities and Exchange Commission

THOMAS M. HERZOG
President and Chief Executive Officer, HCP, Inc.

CHRISTINE N. GARVEY
Former Global Head of Corporate
Real Estate Services, Deutsche Bank AG

R. KENT GRIFFIN, JR.
Former President and Chief Operating Officer,
BioMed Realty Trust, Inc.

DAVID B. HENRY
Former Vice Chairman and Chief Executive Officer,
Kimco Realty Corporation

LYDIA H. KENNARD
President and Chief Executive Officer,
KDG Construction Consulting

PETER L. RHEIN
Partner,
Sarlot & Rhein

KATHERINE M. SANDSTROM
Advisor,
Heitman, LLC

JOSEPH P. SULLIVAN
Chairman Emeritus, Board of Advisors,
RAND Health; Former Chief Executive Officer,
American Health Properties, Inc.

EXECUTIVE MANAGEMENT

THOMAS M. HERZOG
President and Chief Executive Officer

SCOTT M. BRINKER
Executive Vice President
Chief Investment Officer

THOMAS M. KLARITCH
Executive Vice President
Chief Operating Officer

TROY E. MCHENRY
Executive Vice President
General Counsel and Corporate Secretary

PETER A. SCOTT
Executive Vice President
Chief Financial Officer

KENDALL K. YOUNG
Executive Vice President
Senior Managing Director
Senior Housing Properties

SHAWN G. JOHNSTON
Senior Vice President
Chief Accounting Officer

GLENN T. PRESTON
Senior Vice President
Senior Managing Director
Medical Office Properties

52

Sunrise Beverly Hills Beverly Hills, CA 53

Hoag Hospital Forward-Looking Statements Irvine, CA & Risk Factors Statements contained in this supplemental report which are not historical facts are "forward- looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward- looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things, (i) the Company’s pending or contemplated acquisitions, dispositions, transitions, development and redevelopment projects or other transactions, including with respect to closing dates, completion dates, stabilization dates, rentable square feet, costs to complete, occupancy, yield, lease coverage ratios, total investment and return on investment, (ii) portfolio diversification and operator/tenant concentration on a pro forma basis, (iii) future new supply and demographics, and (iv) the Company’s 2018 guidance and assumptions with respect thereto. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this supplemental report, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: the Company’s reliance on a concentration of a small number of tenants and operators for a significant percentage of its revenues, the financial condition of the Company’s existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding the Company’s ability to continue to realize the full benefit of such tenants’ and operators’ leases and borrowers’ loans; the ability of the Company’s existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to the Company and the Company’s ability to recover investments made, if applicable, in their operations; competition for the acquisition and financing of suitable healthcare properties as well as competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; the Company’s concentration in the healthcare property sector, particularly in senior housing, life sciences and medical office buildings, which makes its profitability more vulnerable to a downturn in a specific sector than if the Company were investing in multiple industries; the Company’s ability to identify replacement tenants and operators and the potential renovation costs and regulatory approvals associated therewith; the risks associated with property development and redevelopment, including costs above original estimates, project delays and lower occupancy rates and rents than expected; the risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision making authority and its reliance on its partners’ financial condition and continued cooperation; the Company’s ability to achieve the benefits of acquisitions or other investments within expected time frames or at all, or within expected cost projections; the potential impact on the Company and its tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; 54 Continued

The Cove Forward-Looking Statements South San Francisco, CA & Risk Factors (continued) operational risks associated with third party management contracts, including the additional regulation and liabilities of RIDEA lease structures; the effect on the Company and its tenants and operators of legislation, executive orders and other legal requirements, including compliance with the Americans with Disabilities Act, fire, safety and health regulations, environmental laws, the Affordable Care Act, licensure, certification and inspection requirements, and laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements or fines for noncompliance; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect the Company’s costs of compliance or increase the costs, or otherwise affect the operations, of its tenants and operators; the Company’s ability to foreclose on collateral securing its real estate-related loans; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in the Company’s credit ratings, and the value of its common stock, and other conditions that may adversely impact the Company’s ability to fund its obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic and other conditions, including currency exchange rates; the Company’s ability to manage its indebtedness level and changes in the terms of such indebtedness; competition for skilled management and other key personnel; the potential impact of uninsured or underinsured losses; the Company’s reliance on information technology systems and the potential impact of system failures, disruptions or breaches; the Company’s ability to maintain its qualification as a real estate investment trust; and other risks and uncertainties described from time to time in the Company’s Securities and Exchange Commission (SEC) filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made. The information in this supplemental report should be read in conjunction with the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8- K and other information filed with the SEC. The Reporting Definitions (and Reconciliations of Non-GAAP Financial Measures) are an integral part of the information presented herein. You can access these documents on the Company’s website, www.hcpi.com, free of charge, as well as amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on the Company’s website is not incorporated by reference into, and should not be considered a part of, this supplemental report. In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC at www.sec.gov. This supplemental report also includes market and industry data that the Company has obtained from market research, publicly available information and industry publications. The accuracy and completeness of such information are not guaranteed. The market and industry data is often based on industry surveys and preparers’ experience in the industry. Similarly, although the Company believes that the surveys and market research that others have performed are reliable, it has not independently verified this information. For more information, contact Andrew Johns, Vice President - Investor Relations, at (949) 407-0400. 55

CORPORATE HEADQUARTERS SAN FRANCISCO OFFICE NASHVILLE OFFICE 1920 MAIN STREET, SUITE 1200 950 TOWER LANE, SUITE 1650 3000 MERIDIAN BOULEVARD, SUITE 200 IRVINE, CA 92614 FOSTER CITY, CA 94404 FRANKLIN, TN 37067 (949) 407-0700 56